As filed with the Securities and Exchange Commission on October 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Yellow Roadway Corporation

(Exact name of registrant as specified in its charter)

Delaware	4213	48-0948788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

Yellow Roadway Corporation

Senior Vice President, General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles L. Strauss Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, Texas 77010 (713) 651-5151	Robert Evans III Shearman & Sterling LLP 599 Lexington Ave. New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
New 5.0% Contingent Convertible Senior Notes due 2023	$250,000,000	100%(2)	$250,000,000(2)	$31,675.00
Guarantees of the New 5.0% Contingent Convertible Senior Notes due 2023 (3)	N/A	N/A	N/A	N/A
New 3.375% Contingent Convertible Senior Notes due 2023	$150,000,000	100%(2)	$150,000,000(2)	$19,005.00
Guarantees of the New 3.375% Contingent Convertible Senior Notes due 2023 (3)	N/A	N/A	N/A	N/A
Common Stock, par value $1.00 per share (4)	(5)	N/A	N/A	N/A

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Exclusive of accrued interest, if any.
(3)	No separate consideration will be received for the subsidiaries’ guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the subsidiaries’ guarantees.
(4)	The registrants will receive no consideration upon conversion of the New Notes. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the shares of common stock registered hereby.
(5)	Also includes such indeterminate number of shares of common stock as may be issued upon conversion of the New Notes registered hereby, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	SIC	I.R.S. Employer Identification No.
Yellow Transportation, Inc.	Indiana	4213	44-0594706
Yellow Roadway Technologies, Inc.	Delaware	4213	48-1115792
Mission Supply Company	Kansas	4213	48-0911571
Yellow Relocation Services, Inc.	Kansas	4213	48-1067939
Meridian IQ, Inc.	Delaware	4731	48-1233134
MIQ LLC	Delaware	4731	48-1119865
Globe.com Lines, Inc.	Delaware	4213	52-2068065
Roadway LLC	Delaware	4213	34-1956254
Roadway Express, Inc.	Delaware	4213	34-0492670
Roadway Next Day Corporation	Pennsylvania	4213	23-2255947

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is shown on the cover page of this Registration Statement on Form S-4.

The information in this prospectus is not complete and may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2004.

Yellow Roadway Corporation

Offer to Exchange

5.0% Contingent Convertible Senior Notes due 2023

and

Offer to Exchange

3.375% Contingent Convertible Senior Notes due 2023

The expiration time of the exchange offers is 5:00 p.m., New York City time on                     , 2004, unless extended.

Terms of the exchange offers:

•	We will issue up to $250,000,000 aggregate principal amount of 5.0% Contingent Convertible Senior Notes due 2023 (the “New 5.0% Notes”) in exchange for any and all outstanding 5.0% Contingent Convertible Senior Notes due 2023 (the “Existing 5.0% Notes”), that are validly tendered and not validly withdrawn prior to the consummation of the exchange offers.

•	We will issue up to $150,000,000 aggregate principal amount of 3.375% Contingent Convertible Senior Notes due 2023 (the “New 3.375% Notes” and, together with the New 5.0% Notes, the “New Notes”) in exchange for any and all outstanding 3.375% Contingent Convertible Senior Notes due 2023 (the “Existing 3.375% Notes” and, together with the Existing 5.0% Notes, the “Existing Notes”), that are validly tendered and not validly withdrawn prior to the consummation of the exchange offers.

•	Upon completion of the applicable exchange offer, each $1,000 principal amount of Existing 5.0% Notes that is validly tendered and not validly withdrawn will be exchanged for $1,000 principal amount of New 5.0% Notes and each $1,000 principal amount of Existing 3.375% Notes that is validly tendered and not validly withdrawn will be exchanged for $1,000 principal amount of New 3.375% Notes.

•	Tenders of Existing Notes may be withdrawn at any time before 5:00 p.m. on the expiration date of the exchange offers.

•	As explained more fully in this prospectus, the exchange offers are subject to customary conditions, which we may waive.

The terms of the New Notes are identical to the Existing Notes, except for the following modifications:

•	Net Share Settlement. The New Notes will require us to settle all conversions for a combination of cash and shares, if any, in lieu of only shares. Cash paid will equal the lesser of the principal amount of the New Notes and their conversion value. Shares of our common stock will be issued to the extent that the conversion value exceeds the principal amount of the New Notes.

•	Adjustment to Conversion Rate upon Certain Change in Control Events. The New Notes will provide for an increase in the conversion rate for holders who convert the New Notes upon the occurrence of a Conversion Change in Control (as defined herein) unless the acquirer is a public acquirer (as defined herein), in which case, at our option, the New Notes may instead become contingently convertible into the common stock of the public acquirer, subject to the net share settlement provisions described herein.

See “ Risk Factors” beginning on page 8 to read about factors you should consider before tendering your Existing Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offers is:

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

This prospectus incorporates important business and financial information about Yellow Roadway Corporation from other documents that are not included in or delivered with this prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

Attention: Investor Relations

Investors may also consult our website for more information concerning the exchange offers described in this prospectus. Our website is www.yellowroadway.com. Information included on our website is not incorporated by reference in this prospectus.

IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE EXPIRATION TIME OF THE EXCHANGE OFFERS WE SHOULD RECEIVE YOUR REQUEST NO LATER THAN                     , 2004.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect”, “will”, “could”, “may”, “look forward to” and similar expressions are intended to identify forward-looking statements.

The expectations set forth in this prospectus and the documents incorporated by reference regarding, among other things, accretion, returns on invested capital, achievement of annual savings and synergies, achievement of strong cash flow, sufficiency of cash flow to fund capital expenditures and achievement of debt reduction targets are only our expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as:

•	the factors described under “Risk Factors” beginning on page 8 of this prospectus; and

•	the factors that generally affect our business as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, and this prospectus, including without limitation inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, changes in and customer acceptance of new technology, our ability to capture cost synergies from our December 2003 acquisition of Roadway Corporation, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack and labor relations, including (without limitation) the impact of work rules, our obligations arising out of our participation in multi-employer health, welfare and pension plans, wage requirements, employee satisfaction, work stoppages, strikes or other disruptions.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes and the documents to which we have referred you, before making an investment decision. You should pay special attention to the “Risk Factors” beginning on page 8 of this prospectus to determine whether participation in the exchange offers and an investment in the New Notes, or the common stock into which the New Notes are convertible, is appropriate for you.

Our Company

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries, including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The Yellow Roadway portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally.

Yellow Roadway employs approximately 50,000 people and our principal executive offices are located at 10990 Roe Avenue, Overland Park, Kansas 66211. Our telephone number is (913) 696-6100.

The Exchange Offers

We have summarized the terms of the exchange offers in this section. Before you decide whether to tender your Existing Notes in these offers, you should read the detailed description of the offers under “The Exchange Offers” for further information.

Terms of the exchange offers

We are offering to exchange $1,000 principal amount of New 5.0% Notes for each $1,000 principal amount of Existing 5.0% Notes accepted for exchange. We are also offering to exchange $1,000 principal amount of New 3.375% Notes for each $1,000 principal amount of Existing 3.375% Notes accepted for exchange. You may tender all, some or none of your Existing Notes.

Deciding whether to participate in the exchange offers

Neither we nor our officers or directors make any recommendation as to whether you should tender or refrain from tendering all or any portion of your Existing Notes in the exchange offers. Further, no person has been authorized to give any information or make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. You must make your own decision whether to tender your Existing Notes in the exchange offers and, if so, the aggregate amount of Existing Notes to tender. You should read this prospectus and the letter of transmittal and consult with your advisers, if any, to make that decision based on your own financial position and requirements.

Expiration date; extension; termination

The exchange offers and withdrawal rights will expire at 5:00 p.m., New York City time, on                     , 2004, or any subsequent time or date to which the exchange offers are extended. We may extend the expiration date or amend any of the terms or conditions of the exchange offers for any reason. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If we extend the expiration date, you must tender your Existing Notes prior to the date identified in the press release or public announcement if you wish to participate in the exchange offers. In the case of an amendment, we will issue a press release or other public announcement. We have the right to:

•	extend the expiration date of the exchange offers and retain all tendered Existing Notes, subject to your right to withdraw your tendered Existing Notes; and

•	waive any condition or otherwise amend any of the terms or conditions of the exchange offers in any respect, other than the condition that the registration statement be declared effective.

Conditions to the exchange offers

The exchange offers are each subject to certain conditions, including that at least 50% of the aggregate principal amount of the Existing Notes subject to that exchange offer are validly tendered and not withdrawn and the registration statement and any post-effective amendment to the registration statement covering the New Notes be effective under the Securities Act. See “The Exchange Offers—Conditions for Completion of the Exchange Offers”.

Withdrawal rights

You may withdraw a tender of your Existing Notes at any time before the exchange offers expire by delivering a written notice of withdrawal to Deutsche Bank Trust Company Americas, the exchange agent, before the expiration date. If you change your mind, you may retender your Existing Notes by again following the exchange offer procedures before the exchange offers expire. In addition, if we have not accepted your tendered Existing Notes for exchange, you may withdraw your Existing Notes at any time after                     , 2004.

Procedures for tendering outstanding Existing Notes

If you hold Existing Notes through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your Existing Notes. Tenders of your Existing Notes will be effected by book-entry transfers through The Depository Trust Company.

If you hold Existing Notes through a broker, dealer, commercial bank, trust company or other nominee, you may also comply with the procedures for guaranteed delivery.

Please do not send letters of transmittal to us. You should send letters of transmittal to Deutsche Bank Trust Company Americas, the exchange agent, at one of its offices as indicated under “The Exchange Offers”, at the end of this prospectus or in the letter of transmittal. The exchange agent can answer your questions regarding how to tender your Existing Notes.

Accrued interest on Existing 5.0% Notes

Interest on the New 5.0% Notes will accrue from the last interest payment date on which interest was paid on the Existing 5.0% Notes. Holders whose Existing 5.0% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 5.0% Notes.

Accrued interest on Existing 3.375% Notes

Interest on the New 3.375% Notes will accrue from the last interest payment date on which interest was paid on the Existing 3.375% Notes. Holders whose Existing 3.375% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 3.375% Notes.

Trading	Our common stock is traded on the NASDAQ National Market under the symbol “YELL”.

Information agent	Morrow & Co., Inc.

Exchange agent	Deutsche Bank Trust Company Americas.

Dealer manager	Credit Suisse First Boston LLC.

Risk factors	You should carefully consider the matters described under “Risk Factors”, as well as other information set forth or incorporated by reference in this prospectus and in the letter of transmittal.

Consequences of not exchanging Existing Notes

The liquidity and trading market for Existing Notes not tendered in the exchange offers could be adversely affected to the extent a significant number of the Existing Notes are tendered and accepted in the exchange offers.

Tax consequences

See “Material U.S. Federal Income Tax Considerations” for a summary of certain U.S. federal income tax consequences or potential consequences that may result from the exchange of Existing Notes for New Notes and from the ownership and disposition of the New Notes and common stock received upon conversion of the New Notes.

The U.S. federal income tax consequences of the exchange of Existing Notes for New Notes are unclear. We will take the position that the modifications to the Existing Notes resulting from the exchange of Existing Notes for New Notes will not constitute a significant modification of the terms of the Existing Notes for U.S. federal income tax purposes. If consistent with our position that the exchange of Existing Notes for New Notes does not constitute a significant modification of the terms of the Existing Notes for U.S. federal income tax purposes, the New Notes will be treated as a continuation of the Existing Notes and, there will be no U.S. federal income tax consequences to a holder who exchanges Existing Notes for New Notes pursuant to the exchange offers. By participating in the exchange offers, each holder will be deemed to have agreed pursuant to the indentures governing the New Notes to treat the exchange offers as not constituting a significant modification of the terms of the Existing Notes. If, contrary to our position, the exchange of the Existing Notes for the New Notes does constitute a significant modification to the terms of the Existing Notes, the U.S. federal income tax consequences to you could materially differ.

Summary of Differences between the Existing Notes and the New Notes

A summary of the differences between the Existing 5.0% Notes and New 5.0% Notes and between the Existing 3.375% Notes and New 3.375% Notes is set forth in the table below. The table below is qualified in its entirety by the information contained in this prospectus and the documents governing the Existing 5.0% Notes, the New 5.0% Notes, the Existing 3.375% Notes, and the New 3.375% Notes, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. For a more detailed description of the New 5.0% Notes, see “Description of the New 5.0% Notes.” For a more detailed description of the New 3.375% Notes, see “Description of the New 3.375% Notes.”

	Existing 5.0% Notes	New 5.0% Notes
Notes offered	$250,000,000 aggregate principal amount of Existing 5.0% Notes.	Up to $250,000,000 aggregate principal amount of New 5.0% Notes.

Settlement upon conversion	Upon conversion of Existing 5.0% Notes, we will deliver a specified number of shares of our common stock (other than cash payments for fractional shares).

Each $1,000 principal amount New 5.0% Note is convertible into cash and shares of our common stock, if any, based on an amount (the “New 5.0% Notes Daily Conversion Value”) calculated for each of the five trading days immediately following the conversion date. The New 5.0% Notes Daily Conversion Value for each such day is equal to one-fifth of the product of the conversion rate for our New 5.0% Notes multiplied by the applicable market value of our common stock on that day.

For each $1,000 principal amount New 5.0% Note surrendered for conversion, we will deliver to you for each of the five trading days following the conversion date:

(1)    if the New 5.0% Notes Daily Conversion Value exceeds $200, (a) a cash payment of $200 and (b) the remaining New 5.0% Notes Daily Conversion Value (the “New 5.0% Notes Daily Net Share Settlement Value”) in shares of our common stock (other than cash payments for fractional shares); or

(2)    if the New 5.0% Notes Daily Conversion Value is less than or equal to $200, a cash payment equal to the New 5.0% Notes Daily Conversion Value.

The number of shares of common stock to be delivered under clause (1) above will be determined by dividing the New 5.0% Notes Daily Net Share Settlement Value by the applicable market value (as described herein) of our common stock for that day.

	Existing 5.0% Notes	New 5.0% Notes
Adjustment to conversion rate upon certain change in control events	None.	If and only to the extent you elect to convert your New 5.0% Notes in connection with a “Conversion Change in Control” (as defined herein) pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Conversion Change in Control consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate for the New 5.0% Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described herein unless the acquirer is a public acquirer (as defined herein), in which case, at our option, the New 5.0% Notes may instead become contingently convertible into the common stock of the public acquirer, subject to the net share settlement provisions described herein.

	Existing 3.375% Notes	New 3.375% Notes
Notes offered	$150,000,000 aggregate principal amount of Existing 3.375% Notes.	Up to $150,000,000 aggregate principal amount of New 3.375% Notes.

Settlement upon conversion	Upon conversion of Existing 3.375% Notes, we will deliver a specified number of shares of our common stock (other than cash payments for fractional shares).

Each $1,000 principal amount New 3.375% Note is convertible into cash and shares of our common stock, if any, based on an amount (the “New 3.375% Notes Daily Conversion Value”) calculated for each of the five trading days immediately following the conversion date. The New 3.375% Notes Daily Conversion Value for each such day is equal to one-fifth of the product of the conversion rate for our New 3.375% Notes multiplied by the applicable market value of our common stock on that day.

For each $1,000 principal amount New 3.375% Note surrendered for conversion, we will deliver to you for each of the five trading days following the conversion date:

(1)    if the New 3.375% Notes Daily Conversion Value exceeds $200, (a) a

New 3.375% Notes (continued)

         cash payment of $200 and (b) the remaining New 3.375% Notes Daily Conversion Value (the “New 3.375% Notes Daily Net Share Settlement Value”) in shares of our common stock (other than cash payments for fractional shares); or

(2)    if the New 3.375% Notes Daily Conversion Value is less than or equal to $200, a cash payment equal to the New 3.375% Notes Daily Conversion Value.

The number of shares of common stock to be delivered under clause (1) above will be determined by dividing the New 3.375% Notes Daily Net Share Settlement Value by the applicable market value of our common stock for that day.

	Existing 3.375% Notes	New 3.375% Notes

Adjustment to conversion rate upon certain change in control events	None.	If and only to the extent you elect to convert your New 3.375% Notes in connection with a “Conversion Change in Control” (as defined herein) pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Conversion Change in Control consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate for the New 3.375% Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described herein unless the acquirer is a public acquirer (as defined herein), in which case, at our option, the New 3.375% Notes may instead become contingently convertible into the common stock of the public acquirer, subject to the net share settlement provisions described herein.

RISK FACTORS

Before you participate in the exchange offers, you should know that making an investment in either the New Notes or the Existing Notes involves some risks, including the risks described below. You should carefully consider the factors described below in addition to the remainder of this prospectus and the factors discussed in the documents and other information incorporated by reference before tendering your Existing Notes. The risk factors set forth below, other than those that discuss the consequences of failing to exchange your Existing Notes in the exchange offers or as otherwise noted, are applicable to both the Existing Notes and the New Notes issued in the exchange offers (collectively, the “Notes”). The risks that we have highlighted here are not the only ones that we face and additional risks, including those presently unknown to us, could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

Risks Related to the Notes

Our debt service obligations could adversely affect our financial condition and prevent us from fulfilling our obligations to you under the Notes.

As of September 30, 2004, we had approximately $728 million of indebtedness (including $400 million of Existing Notes) outstanding. In addition, the indentures governing the Existing Notes do not, and the indentures governing the New Notes will not, prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities. We may not be able to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of our indebtedness when due.

Our ability to pay principal and interest on the Notes and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing debt. If we are unable to service our debt and fund our business, we may be forced to reduce or delay capital expenditures, seek additional debt financing or equity capital, restructure or refinance our debt or sell assets. We cannot assure you that we would be able to obtain additional financing, refinance existing debt or sell assets on satisfactory terms or at all. In addition, large levels of indebtedness and debt service obligations could increase our vulnerability to general economic downturns, competition and industry conditions, increase our interest expense when interest rates rise because a portion of our borrowings is at variable interest rates and limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

The Existing Notes and guarantees are, and the New Notes and guarantees will be, unsecured and future secured indebtedness of us and our guarantor subsidiaries and indebtedness of our non-guarantor subsidiaries will rank effectively senior to the Notes and the guarantees.

The Existing Notes and guarantees are, and the New Notes and guarantees will be, unsecured and rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. The Existing Notes and guarantees effectively are, and the New Notes and guarantees effectively will be, subordinated to our and our subsidiary guarantors’ secured debt to the extent of the value of the assets that secure that indebtedness. In the event of our or any subsidiary guarantor’s bankruptcy, liquidation or reorganization or upon acceleration of the Notes, payment on the Notes or guarantees could be less, ratably, than on any secured indebtedness. We may not have sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. As of September 30, 2004, we and our guarantor subsidiaries had approximately $7 million of secured indebtedness outstanding to which the Existing Notes effectively are, and the New Notes effectively will be, subordinated.

In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of September 30, 2004, our non-guarantor subsidiaries had approximately $278 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities) to which the Existing Notes effectively are, and the New Notes effectively will be, subordinated.

The indentures governing the Existing Notes do not, and the indentures governing the New Notes will not, prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities, or from pledging assets to secure such indebtedness and liabilities. The incurrence of additional indebtedness and, in particular, the granting of a security interest to secure the indebtedness, could adversely affect our ability to pay our obligations on the Notes.

We may not be able to repurchase the Notes when required or make the required cash payments upon conversion of the Notes.

On August 8, 2010, 2013 and 2018 for the Existing 5.0% Notes and the New 5.0% Notes and on November 25, 2012, 2015 and 2020 for the Existing 3.375% Notes and the New 3.375% Notes and upon the occurrence of a Repurchase Change in Control (as defined herein), holders of the Notes may require us to repurchase their Notes for cash. We may not have sufficient funds at the time of any such events to make the required repurchases.

In addition, the New Notes require that we pay cash for the lesser of the par value of the New Notes and their conversion value upon their conversion by the holders. The events leading to convertibility of the Notes may be out of our control. Furthermore, our stock price has increased significantly since we originally issued the Existing Notes, making it more likely that the Notes could become convertible in the near future. We may not have sufficient funds at the time of any such events to make the required cash payments.

The source of funds for any cash payment required as a result of any such events will be our available cash or cash generated from operating activities or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available at the time of any such events to make any such required cash payments. Furthermore, the use of available cash to fund the required cash payments may impair our ability to obtain additional financing in the future.

We are subject to a new accounting rule that, when adopted will result in lower earnings per share, on a diluted basis.

At its September 2004 meeting, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a conclusion on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share”, that will require the contingent shares issuable under our Existing Notes to be included in our diluted earnings per share calculation retroactive to the date of issuance by applying the “if converted” method under FASB Statement No. 128, “Earnings per Share” (FAS 128). We have followed the existing interpretation of FAS 128, which requires inclusion of the impact of the conversion of our Existing Notes only when and if the conversion thresholds are reached. As the conversion thresholds have not been reached, we have not included the impact of the conversion of our Existing Notes in our computation for diluted earnings per share through the periods ended September 30, 2004.

The new rule, which has been approved by the FASB and is awaiting resolution of another exposure draft, which will determine its effective date, will require us to restate previously reported diluted earnings per share and will result in lower diluted earnings per share than previously reported for periods subsequent to the issuance of the Existing Notes. If the exchange offers are completed prior to the effective date of the new rule, the restated diluted earnings per share will be calculated under the terms of the New Notes and will result in lower diluted earnings per share once our stock price meets the conversion price. For the three month periods ended September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, assuming exchange of substantially all of the Existing Notes, our diluted earnings per share would not have been materially different than the reported amount. For the three months ended September 30, 2004, assuming exchange of substantially all of the Existing Notes, our diluted earnings per share would have been lower by approximately 2%. If the exchange offers are not completed prior to the effective date of the new rule, our restated diluted earnings per share will be calculated under the terms of the Existing Notes, which will result in lower diluted earnings per share of approximately 12% for the three months ended September 30, 2004.

You should consider the U.S. federal income tax consequences of owning the New Notes.

Under the indentures governing the Existing Notes, we agreed, and by acceptance of a beneficial interest in an Existing Note each holder of an Existing Note is deemed to have agreed, to treat the Existing Notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. Similar provisions will be included in the indentures governing the New Notes. Under the Treasury regulations governing contingent payment debt instruments, interest accrues on such an instrument for U.S. federal income tax purposes at the comparable yield (rather than any stated interest rate), which is the yield the issuer could have issued a nonconvertible fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to the issued contingent payment debt instrument. At the respective times the Existing 5.0% Notes and the Existing 3.375% Notes were issued, we determined their comparable yields to be 9.0% and 8.1%, respectively. Assuming that the exchange of the Existing Notes for the New Notes does not constitute a significant modification of the terms of the Existing Notes, and therefore, the New Notes will be treated as a continuation of the Existing Notes for U.S. federal income tax purposes, interest on the New 5.0% Notes and the New 3.375% Notes will accrue for U.S. federal income tax purposes at the respective comparable yields that we determined for the Existing 5.0% Notes and the Existing 3.375%, which are 9.0% and 8.1%, respectively. A U.S. holder will be required to accrue interest income on the New Notes on a constant yield to maturity basis at the applicable comparable yield as set forth above (subject to certain adjustments), with the result that a U.S. holder generally will recognize taxable income significantly in excess of regular interest payments received while the New Notes are outstanding.

A U.S. holder will also recognize gain or loss on the sale, conversion, exchange, redemption or retirement of a New Note in an amount equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement of a New Note, including the amount of cash and fair market value of our common stock received upon conversion thereof, and the U.S. holder’s adjusted tax basis in the New Note. Any gain recognized on the sale, conversion, exchange, redemption or retirement of a New Note generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. The material U.S. federal income tax consequences of the purchase, ownership and disposition of the New Notes are summarized in this prospectus under the heading “Material U.S. Federal Income Tax Considerations”.

We expect that the trading value of the Notes will be significantly affected by the price of our common stock and other factors.

The market price of the Notes is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the Notes than would be expected for nonconvertible debt securities. In addition, the Notes have a number of features, including conditions to conversion, that could result in a holder receiving less than the value of our common stock into which a Note would otherwise be convertible. These features could adversely affect the value and the trading price for the Notes.

Because there is no current market for the New Notes, we cannot assure you that an active trading market will develop.

There is no established trading market for the New Notes. The Existing Notes are either currently traded on the over-the-counter markets or are available for trading on the PORTALSM Market. It is expected that the New Notes will be traded in the over-the-counter market, but there can be no assurance as to the liquidity of any market for the Notes, the ability of the holders to sell their Notes, or the prices at which holders of the Notes would be able to sell their Notes. The Notes could trade at prices higher or lower than their initial purchase prices depending on many factors. Accordingly, there can be no assurance that an active trading market for the Notes will develop. Furthermore, if an active trading market were to develop, the market price for the Notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and changes in performance or prospects for companies in our industry.

You may only convert the Notes if certain conditions are met.

The Existing Notes are convertible into shares of our common stock, and the New Notes will be convertible into a combination of cash and stock, if any, by you only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Notes, and you may not be able to receive the value of the common stock into which the Notes would otherwise be convertible.

The Notes are not protected by restrictive covenants.

The indentures governing the Existing Notes do not, and the indentures governing the New Notes will not, contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or liens or the issuance or repurchase of securities by us or any of our subsidiaries. The indentures do not and will not contain covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change involving us, except to the extent described under “Description of the New 5.0% Notes—Change in Control” and “Description of the New 3.375% Notes—Change in Control”.

We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.

We are a holding company and our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to make payments on our indebtedness, including the Notes, substantially depends upon our subsidiaries’ cash flow and payments of funds to us by our subsidiaries. Our subsidiaries’ ability to make any advances, distributions or other payments to us may be restricted by, among other things, debt instruments, tax considerations and legal restrictions. If we are unable to obtain funds from our subsidiaries as a result of these restrictions, we may not be able to pay principal of, or interest (including contingent interest, if any) on, the Notes when due, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void the subsidiary guarantees.

Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either: (x) the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to favor one or more creditors to the exclusion of others or (y) the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary (i) was insolvent or became insolvent as a result of issuing of the subsidiary guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured, the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of the issuance of the Notes by us. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Risks Relating to the Exchange Offers

After the consummation of the exchange offers there will likely be a limited trading market for the Existing Notes which could affect the market price of the Existing Notes.

To the extent that Existing Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading market for Existing Notes that are not tendered and remain outstanding after the exchange offers is likely to be significantly more limited than at present. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for Existing Notes that are not tendered and accepted for exchange pursuant to the exchange offers may be affected adversely to the extent that the principal amount of the Existing Notes exchanged pursuant to the exchange offers reduces the float. A reduced float may also make the trading price of Existing Notes that are not exchanged in the exchange offers more volatile.

The U.S. federal income tax consequences of the exchange of the Existing Notes for the New Notes are unclear.

The U.S. federal income tax consequences of the exchange offers are unclear. We will take the position that the exchange of Existing Notes for New Notes will not constitute a significant modification of the terms of the Existing Notes for U.S. federal income tax purposes. The indentures governing the New Notes will contain provisions stating that by acceptance of a beneficial interest in a New Note each holder thereof will be deemed to have agreed that the exchange of Existing Notes for New Notes does not constitute a significant modification of the terms of the Existing Notes for U.S. federal income tax purposes. That position, however, could be challenged by the IRS. Assuming the exchange of the Existing Notes for the New Notes does not result in a significant modification of the terms of the Existing Notes, the New Notes will be treated as a continuation of the Existing Notes and there will be no U.S. federal income tax consequences to a holder who exchanges Existing Notes for New Notes pursuant to the exchange offers. If, contrary to our position, the exchange of the Existing Notes for the New Notes does constitute a significant modification of the terms of the Existing Notes, the U.S. federal income tax consequences to you could materially differ. See “Material U.S. Federal Income Tax Consequences—Consequences of the Exchange Offers” for more information.

Our Board of Directors has not made a recommendation with regard to whether or not you should tender your Existing Notes in the exchange offers and we have not obtained a third-party determination that the exchange offers are fair to holders of the Existing Notes.

We are not making a recommendation as to whether holders of the Existing Notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Existing Notes for purposes of negotiating the terms of the exchange offers or preparing a report concerning the fairness of the exchange offers. We cannot assure holders of the Existing Notes that the value of the New Notes received in the exchange offers will in the future equal or exceed the value of the Existing Notes tendered and we do not take a position as to whether you ought to participate in the exchange offers.

Risks Related to Our Business

We are subject to general economic factors that are largely out of our control, any of which could significantly reduce our operating margins and income.

Our business is subject to a number of general economic factors that may significantly reduce our operating margins and income, many of which are largely out of our control. These include recessionary economic cycles and downturns in customers’ business cycles and changes in their business practices, particularly in market segments and industries, such as retail and manufacturing, where we have a significant concentration of customers. Economic conditions may adversely affect our customers’ business levels, the amount of transportation services they need and their ability to pay for our services. Customers encountering adverse economic conditions represent a greater potential for loss, and we may be required to increase our reserve for bad-debt losses.

The transportation industry is affected by business risks that are largely out of our control, any of which could significantly reduce our operating margins and income.

Businesses operating in the transportation industry are affected by risks that are largely out of our control, any of which could significantly reduce our operating margins and income. These factors include weather, excess capacity in the transportation industry, interest rates, fuel prices and taxes, terrorist attacks, license and registration fees, and insurance premiums and self-insurance levels. Our results of operations may also be affected by seasonal factors.

We operate in a highly competitive industry, and our business will suffer if we are unable to adequately address potential downward pricing pressures and other factors that may adversely affect our operations and significantly reduce our operating margins and income.

Numerous competitive factors could impair our ability to maintain our current profitability. These factors include the following:

•	We compete with many other transportation service providers of varying sizes, some of which have more equipment and greater capital resources than we do or have other competitive advantages.

•	Some of our competitors periodically reduce their prices to gain business, especially during times of reduced growth rates in the economy, which limits our ability to maintain or increase prices or maintain significant growth in our business.

•	Our customers may negotiate rates or contracts that minimize or eliminate our ability to continue passing on fuel price increases to our customers.

•	Many customers reduce the number of carriers they use by selecting so-called “core carriers” as approved transportation service providers, and in some instances we may not be selected.

•	Many customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress prices or result in the loss of some business to competitors.

•	The trend towards consolidation in the ground transportation industry may create other large carriers with greater financial resources and other competitive advantages relating to their size.

•	Advances in technology require increased investments to remain competitive, and our customers may not be willing to accept higher prices to cover the cost of these investments.

•	Competition from non-asset-based logistics and freight brokerage companies may adversely affect our customer relationships and prices.

If our relationship with our employees were to deteriorate, we may be faced with labor shortages, disruptions or stoppages, which could adversely affect our business and reduce our operating margins and income and place us at a disadvantage relative to non-union competitors.

Our operations rely heavily on our employees, and any labor shortage, disruption or stoppage caused by poor relations with our employees or the renegotiation of labor contracts could reduce our operating margins and income. Approximately 80 percent of our employees are organized by the International Brotherhood of Teamsters and their wages and benefits are governed by a common labor agreement that is renegotiated every three to five years. The current five-year labor agreement will expire on March 31, 2008. It is possible that we could become subject to additional work rules imposed by agreements with labor unions, or that work stoppages or other labor disturbances could occur in the future, any of which could reduce our operating margins and income. Similarly, any failure to negotiate a new labor agreement when required might result in a work stoppage that could reduce our operating margins and income and place us at a disadvantage relative to our non-union competitors.

Ongoing insurance and claims expenses could significantly reduce our income.

Our future insurance and claims expenses might exceed historical levels, which could significantly reduce our earnings. We currently self-insure for a portion of our claims exposure resulting from cargo loss, personal injury, property damage and workers’ compensation. If the number or severity of claims for which we are self-insured increases, our earnings could be significantly reduced. We also maintain insurance with licensed insurance companies above the amounts for which we self-insure.

We will have significant ongoing capital requirements that could reduce our income if we are unable to generate sufficient cash from operations.

The transportation industry is very capital intensive. If we are unable to generate sufficient cash from operations in the future, we may have to limit our growth, enter into additional financing arrangements, or operate our revenue equipment for longer periods, any of which could reduce our income. Our ability to incur additional indebtedness could be adversely affected by any increase in requirements that we post letters of credit in support of our insurance policies. See “—Ongoing insurance and claims expenses could significantly reduce our income”. Lack of availability of surety bonds in the future could result in our having to post additional letters of credit, which would in turn reduce borrowing availability under our credit agreement. If needed, additional indebtedness may not be available on terms acceptable to us.

We operate in a highly regulated industry, and costs of compliance with, or liability for violation of, existing or future regulations could significantly increase our costs of doing business.

The U.S. Department of Transportation and various state and federal agencies exercise broad powers over our business, generally governing such activities as authorization to engage in motor carrier operations and safety. We may also become subject to new or more restrictive regulations imposed by the Department of Transportation, the Occupational Safety and Health Administration or other authorities relating to engine exhaust emissions, security and other matters. Compliance with such regulations could substantially impair equipment productivity and increase our costs.

The Environmental Protection Agency has issued regulations that require progressive reductions in exhaust emissions from diesel engines through 2007. These reductions began with diesel engines manufactured late in 2002. The regulations currently include subsequent reductions in the sulfur content of diesel fuel in 2006 and the introduction of emissions after-treatment devices on newly manufactured engines in 2007. These regulations could result in higher prices for tractors and increased fuel and maintenance costs.

We are subject to various environmental laws and regulations, and costs of compliance with, or liabilities for violations of, existing or future regulations could significantly increase our costs of doing business.

Our operations are subject to environmental laws and regulations dealing with, among other things, the handling of hazardous materials, underground fuel storage tanks and discharge and retention of stormwater. We operate in industrial areas, where truck terminals and other industrial activities are located, and where groundwater or other forms of environmental contamination may have occurred. Our operations involve the risks of fuel spillage or seepage, environmental damage, and hazardous waste disposal, among others. If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of applicable laws or regulations, it could significantly increase our cost of doing business. Under specific environmental laws, we could be held responsible for all of the costs relating to any contamination at our past or present facilities and at third party waste disposal sites. If we fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability.

We are responsible for certain U.S. federal tax obligations of Roadway Corporation under a tax sharing agreement with its former parent corporation.

On December 11, 2003, we acquired Roadway Corporation. Roadway’s former parent, Caliber System, Inc. (which subsequently was acquired by FDX Corporation, a wholly owned subsidiary of FedEx Corporation), is involved in tax litigation with the IRS for tax years 1994 and 1995 related to the timing of deductions for Roadway’s contributions to multi-employer union pension plans. Roadway LLC, a wholly owned subsidiary of Yellow Roadway and successor in interest to Roadway, has liability for those tax years pursuant to the terms of a tax sharing agreement between Roadway and its former parent. We have reached an oral preliminary agreement with the IRS to settle the pending litigation for tax years 1994 and 1995. We expect to resolve similar IRS adjustments which are pending for tax years 1996 through 2002 on terms similar to those of the settlement for tax years 1994 and 1995. In June 2004, in anticipation of the expected settlements for the above years, we deposited $41.4 million ($32.3 million net of tax benefit) with the IRS to halt any additional interest accrual on the expected tax liability. Additional state tax and interest payments of approximately $9.0 million ($7.4 million net of tax benefit) resulting from the federal adjustments are expected to be made during 2004. There can be no assurance, however, that a settlement will be finalized upon the expected terms.

We may be obligated to make additional contributions to multi-employer pension plans.

Yellow Transportation, Roadway Express and New Penn contribute to approximately 90 separate multi-employer health, welfare and pension plans for employees covered by collective bargaining agreements (approximately 77 percent of total employees). The largest of these plans, the Central States Southeast and Southwest Areas Pension Plan (the “Central States Plan”), provides retirement benefits to approximately 53 percent of our total employees. The amounts of these contributions are determined by contract and established in the agreements. The health and welfare plans provide health care and disability benefits to active employees and retirees. The pension plans provide defined benefits to retired participants. We recognize as net pension cost the required contribution for the period and recognize as a liability any contributions due and unpaid.

Yellow Transportation, Roadway Express and New Penn Motor Express each have collective bargaining agreements with their unions that stipulate the amount of contributions each company must make to union-sponsored, multi-employer pension plans. The Internal Revenue Code and related regulations establish minimum funding requirements for these plans. Under recent legislation, qualified multi-employer plans are permitted to exclude certain recent investment losses from the minimum funding formula through 2005. The Central States Plan, in particular, has informed the Company that its recent investment performance has adversely affected its funding levels and that the fund is seeking corrective measures to address its funding. During the benefit period of the recent legislation, the Central States Plan is expected to meet the minimum funding requirements. If any of these plans, including the Central States Plan, fails to meet minimum funding requirements and the trustees of such a plan are unable to obtain a waiver of the requirements or certain changes in how the applicable plan calculates its funding level from the IRS or reduce pension benefits to a level where the requirements are met, the IRS could impose an excise tax on all employers participating in these plans and contributions in excess of our contractually agreed upon rates could be required to correct the funding deficiency. If an excise tax were imposed on the participating employers and additional contributions required, it could have a material adverse impact on the financial results of Yellow Roadway.

Our management team is an important part of our business and loss of key personnel could impair our success.

We benefit from the leadership and experience of our senior management team and depend on their continued services to successfully implement our business strategy. Other than our Chief Executive Officer, William D. Zollars, and James D. Staley, President and Chief Executive Officer of Roadway LLC, we have not entered into employment agreements for a fixed period with members of our current management. The loss of key personnel could have a material adverse effect on our operating results, business or financial condition.

Our business may be harmed by anti-terrorism measures.

In the aftermath of the terrorist attacks on the United States, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks. Although many companies will be adversely affected by any slowdown in the availability of freight transportation, the negative impact could affect our business disproportionately. For example, we offer specialized services that guarantee on-time delivery. If the new security measures disrupt or impede the timing of our deliveries, we may fail to meet the needs of our customers, or may incur increased expenses to do so. We cannot assure you that these measures will not significantly increase our costs and reduce our operating margins and income.

Our stock price or the trading price of the Notes may be volatile in the future, which could cause you to lose a significant portion of your investment.

The market price of Yellow Roadway common stock and the trading price for the Notes could be subject to significant fluctuations in response to certain factors, such as variations in our anticipated or actual results of operations, the operating results of other companies in the transportation industry, changes in conditions affecting the economy generally, including incidents of terrorism, analyst reports, general trends in the industry, sales of common stock by insiders, as well as other factors unrelated to our operating results. Volatility in the market price of Yellow Roadway common stock may prevent you from being able to sell your Notes at or above the price you paid for them and may result in you selling shares you receive upon conversion of your Notes for less than the conversion price.

We may face difficulties in achieving the expected benefits of the December 2003 acquisition of Roadway Corporation.

Prior to December 11, 2003, when we acquired Roadway Corporation through the merger of Roadway Corporation with and into one of our subsidiaries, Yellow Corporation and Roadway Corporation operated as separate companies. We may not be able to realize the operating efficiencies, synergies, cost savings or other benefits that we expect from the merger. In addition, the costs we incur in implementing synergies, including our ability to terminate, amend or renegotiate prior contractual commitments of Yellow and Roadway, may be greater than expected.

The Existing Notes and the net share settlement and new change in control features of the New Notes may result in dilution to our common stockholders.

Dilution in the per share value of our common stock could result from the conversion of most or all of the Existing Notes or shares issued as a result of the new net share settlement and change in control features of the New Notes. If none of the Existing Notes were tendered and accepted in the exchange offers, approximately 9.7 million shares of our common stock could be issued upon the conversion of the Existing Notes. In addition, a significant number of additional shares of our common stock could be issued as a result of the new net share settlement and change in control features of the New Notes. The issuance of such shares could cause holders of our common stock to experience substantial dilution. Furthermore, the trading price of our common stock could suffer from significant downward pressure as note holders convert these notes or these shares are issued pursuant to the new features and such holders sell such common shares, encouraging short sales by the holders of such notes or other stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis.

	Fiscal Year Ended December 31,										Six Months Ended June 30, 2004
	1999		2000		2001		2002		2003
Ratio of earnings to fixed charges	7.7	x	8.6	x	2.7	x	4.1	x	3.5	x	4.4	x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

THE EXCHANGE OFFERS

Terms of the Exchange Offers; Period for Tendering Existing Notes

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $1,000 principal amount of New 5.0% Notes for each $1,000 principal amount of validly tendered and accepted Existing 5.0% Notes. We are also offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $1,000 principal amount of New 3.375% Notes for each $1,000 principal amount of validly tendered and accepted Existing 3.375% Notes. We are offering to exchange all of the Existing Notes. However, the exchange offers are subject to the conditions described in this prospectus.

You may tender all, some or none of your Existing Notes, subject to the terms and conditions of the exchange offers. Holders of Existing Notes must tender their Existing Notes in a minimum $1,000 principal amount and multiples thereof.

The exchange offers are not being made to, and we will not accept tenders for exchange from, holders of Existing Notes in any jurisdiction in which the exchange offers or the acceptance of the offers would not be in compliance with the securities or blue sky laws of that jurisdiction.

Our board of directors and officers do not make any recommendation to the holders of Existing Notes as to whether or not to exchange all or any portion of their Existing Notes. Further, no person has been authorized to give any information or make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. You must make your own decision whether to tender your Existing Notes for exchange and, if so, the amount of Existing Notes to tender.

Expiration Date

The expiration date for the exchange offers is 5:00 p.m., New York City time, on                     , 2004, unless we extend the exchange offers. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on                     , 2004 or any later date to which the exchange offers may be extended, is referred to as the expiration date.

Extensions; Amendments

We expressly reserve the right, in our discretion, for any reason to:

•	delay the acceptance of Existing Notes tendered for exchange, for example, in order to allow for the rectification of any irregularity or defect in the tender of Existing Notes, provided that in any event we will promptly issue New Notes or return tendered Existing Notes after expiration or withdrawal of the exchange offers;

•	extend the time period during which the exchange offers are open, by giving oral or written notice of an extension to the holders of Existing Notes in the manner described below; during any extension, all Existing Notes previously tendered and not withdrawn will remain subject to the exchange offers;

•	waive any condition or amend any of the terms or conditions of the exchange offers, other than the condition that the registration statement or, if applicable, a post-effective amendment, becomes effective under the Securities Act, as amended; and

•	terminate the exchange offers, as described under “—Conditions for Completion of the Exchange Offers” below.

If we consider an amendment to the exchange offers to be material, or if we waive a material condition of the exchange offers, we will promptly disclose the amendment or waiver in a prospectus supplement, and if required by law, we will extend the exchange offers for a period of five to twenty business days.

We will promptly give oral or written notice of any (1) extension, (2) amendment, (3) non-acceptance or (4) termination of the offers to the holders of the Existing Notes. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In the case of an amendment, we will issue a press release or other public announcement.

Procedures for Tendering Existing Notes

Your tender to us of Existing Notes and our acceptance of your tender will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Tender of Existing Notes Held Through a Custodian. If you are a beneficial holder of the Existing Notes that are held of record by a custodian bank, depository institution, broker, dealer, trust company or other nominee, you must instruct the custodian, or such other record holder, to tender the Existing Notes on your behalf. Your custodian will provide you with its instruction letter, which you must use to give these instructions.

Tender of Existing Notes Held Through DTC. Any beneficial owner of Existing Notes held of record by The Depository Trust Company, or DTC, or its nominee, through authority granted by DTC, may direct the DTC participant through which the beneficial owner’s Existing Notes are held in DTC, to tender on such beneficial owner’s behalf. To effectively tender Existing Notes that are held through DTC, DTC participants should transmit their acceptance through the Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. Delivery of tendered Existing Notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below. No letters of transmittal will be required to tender Existing Notes through ATOP.

In addition, the exchange agent must receive:

•	a completed and signed letter of transmittal or an electronic confirmation pursuant to DTC’s ATOP system indicating the principal amount of Existing Notes to be tendered and any other documents, if any, required by the letter of transmittal; and

•	prior to the expiration date, a confirmation of book-entry transfer of such Existing Notes, into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

Your Existing Notes must be tendered by book-entry transfer. The exchange agent will establish an account with respect to the Existing 5.0% Notes and an account with respect to the Existing 3.375% Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC must make book-entry delivery of Existing Notes by having DTC transfer such Existing Notes into the exchange agent’s relevant account at DTC in accordance with DTC’s procedures for transfer. Although your Existing Notes will be tendered through the DTC facility, the letter of transmittal, or facsimile, or an electronic confirmation pursuant to DTC’s ATOP system, with any required signature guarantees and any other required documents, if any, must be transmitted to and received or confirmed by the exchange agent at its address set forth below under “—Exchange Agent”, prior to 5:00 p.m., New York City time, on the expiration date of the exchange offers. You or your broker must ensure that the exchange agent receives an agent’s message from DTC confirming the book-entry transfer of your Existing Notes. An agent’s message is a message transmitted by DTC and received by the exchange agent that forms a part of the book-entry confirmation which states that DTC has received an express acknowledgement from the participant in DTC tendering Existing Notes that such participant agrees to be bound by the terms of the letter of transmittal. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

If you are an institution that is a participant in DTC’s book-entry transfer facility, you should follow the same procedures that are applicable to persons holding Existing Notes through a financial institution.

Do not send letters of transmittal or other exchange offer documents to us or to Credit Suisse First Boston LLC, the dealer manager.

It is your responsibility to ensure that all necessary materials get to Deutsche Bank Trust Company Americas, the exchange agent, before the expiration date. If the exchange agent does not receive all of the required materials before the expiration date, your Existing Notes will not be validly tendered.

Any Existing Notes not accepted for exchange for any reason will be promptly returned, without expense, to the tendering holder after the expiration or termination of the exchange offers.

We will have accepted the validity of tendered Existing Notes if and when we give oral or written notice to the exchange agent. The exchange agent will act as the tendering holders’ agent for purposes of receiving the New Notes from us. If we do not accept any tendered Existing Notes for exchange because of an invalid tender or the occurrence of any other event, the exchange agent will return those Existing Notes to you without expense, promptly after the expiration date via book-entry transfer through DTC.

Binding Interpretations

We will determine in our sole discretion, all questions as to the validity, form, eligibility and acceptance of Existing Notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in our reasonable judgment or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities in the tender of Existing Notes. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

Acceptance of Existing Notes for Exchange; Delivery of New Notes

Once all of the conditions to the exchange offers are satisfied or waived, we will accept, promptly after the expiration date, all Existing Notes properly tendered, and will issue the New Notes promptly after acceptance of the Existing Notes. The discussion under the heading “—Conditions for Completion of the Exchange Offers” provides further information regarding the conditions to the exchange offers. For purposes of the exchange offers, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

The New Notes will be issued in denominations of $1,000 and any integral multiples of $1,000. Interest on the New 5.0% Notes will accrue from the last interest payment date on which interest was paid, or, if no interest has been paid, from the last interest payment date on which interest was paid on the Existing 5.0% Notes. Holders whose Existing 5.0% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 5.0% Notes. Interest on the New 3.375% Notes will accrue from the last interest payment date on which interest was paid, or, if no interest has been paid, from the last interest payment date on which interest was paid on the Existing 3.375% Notes. Holders whose Existing 3.375% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 3.375% Notes.

In all cases, issuance of New Notes for Existing Notes that are accepted for exchange in the exchange offers will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such Existing Notes into the exchange agent’s account at the DTC book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an electronic confirmation of the submitting holder’s acceptance through DTC’s ATOP system; and

•	all other required documents, if any.

Return of Existing Notes Accepted for Exchange

If we do not accept any tendered Existing Notes for any reason set forth in the terms and conditions of the exchange offers, or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Existing Notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the Existing Notes that are not to be exchanged will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offers.

Guaranteed Delivery Procedures

If you desire to tender your Existing Notes and you cannot complete the procedures for book-entry transfer set forth above on a timely basis, you may still tender your Existing Notes if:

•	your tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of such letter of transmittal or an electronic confirmation pursuant to DTC’s ATOP system and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

(1) sets forth the name and address of the holder of the Existing Notes tendered;

(2) states that the tender is being made thereby; and

(3) guarantees that within three trading days after the expiration date a book-entry confirmation and any other documents required by the letter of transmittal, if any, will be deposited by the eligible institution with the exchange agent; and

•	book-entry confirmation and all other documents, if any, required by the letter of transmittal are received by the exchange agent within three trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of Existing Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. In addition, if we have not accepted your tendered Existing Notes for exchange, you may withdraw your Existing Notes after                     , 2004.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, set forth below under the heading “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person who tendered the Existing Notes to be withdrawn;

•	contain a statement that you are withdrawing your election to have your Existing Notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Existing Notes were tendered, including any required signature guarantees; and

•	if you have tendered your Existing Notes in accordance with the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility.

Any Existing Notes that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account maintained with the book-entry transfer facility for the Existing Notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Existing Notes may be retendered by following the procedures described under the heading “—Procedures for Tendering Existing Notes” above, at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions for Completion of the Exchange Offers

Notwithstanding any other provisions of these exchange offers, we will not be required to accept for exchange any Existing Notes tendered, and we may terminate or amend these offers if any of the following conditions precedent to the exchange offers is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment and regardless of the circumstances giving rise to the failure of the condition, the failure of the condition makes it inadvisable to proceed with the offers or with the acceptance for exchange or exchange and issuance of the New Notes:

•	No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•	challenges the making of the exchange offers or the exchange of Existing Notes under the exchange offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers or the exchange of Existing Notes under the exchange offers, or

•	in our reasonable judgment, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of us and our subsidiaries, taken as a whole, or would be material to holders of Existing Notes in deciding whether to accept the exchange offers.

•	(a) Trading generally shall not have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc.; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; or (d) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the exchange offers.

•	The Trustee with respect to the Existing 5.0% Notes shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the exchange offers, the exchange of Existing 5.0% Notes under the exchange offers, nor shall the Trustee or any holder of Existing 5.0% Notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers or the exchange of the Existing 5.0% Notes under the exchange offers.

•	The Trustee with respect to the Existing 3.375% Notes shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the exchange offers, the exchange of Existing 3.375% Notes under the exchange offers, nor shall the Trustee or any holder of Existing 3.375% Notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers or the exchange of the Existing 3.375% Notes under the exchange offers.

All of the foregoing conditions are for the sole benefit of us and may be waived by us, in whole or in part, in our sole discretion. Any determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

In addition,

•	the registration statement and any post-effective amendment to the registration statement covering the New Notes must be effective under the Securities Act; and

•	we may not accept New Notes in the exchange offers unless at least 50% of the aggregate principal amount of the Existing Notes subject to that exchange offer are validly tendered and not withdrawn.

The two foregoing provisions are not waivable by us.

If any of the foregoing conditions are not satisfied, we may, at any time before the expiration of the exchange offers:

•	terminate the exchange offers and return all tendered Existing Notes to the holders thereof;

•	modify, extend or otherwise amend the exchange offers and retain all tendered Existing Notes until the expiration date, as may be extended, subject, however, to the withdrawal rights described in “Withdrawal Rights”, above; or

•	waive the unsatisfied conditions and accept all Existing Notes tendered and not previously withdrawn.

Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offers which, if not complied with or obtained, would have a material adverse effect on us.

Fees and Expenses

Credit Suisse First Boston LLC is acting as the dealer manager in connection with the exchange offers. Credit Suisse First Boston LLC will receive a fee in the manner described below for its services as dealer manager.

Credit Suisse First Boston LLC’s fee will be calculated based on the principal amount of Existing Notes tendered. Based on the foregoing fee structure, if all of the Existing Notes are exchanged in the exchange offers, Credit Suisse First Boston LLC will receive an aggregate fee of approximately $1.6 million. Credit Suisse First Boston LLC will also be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the exchange offers (including reasonable fees and disbursements of counsel) up to $50,000, whether or not the transactions close. Credit Suisse First Boston LLC’s fees will be payable upon expiration or termination of the exchange offers.

We have agreed to indemnify Credit Suisse First Boston LLC against specified liabilities relating to or arising out of the offer, including civil liabilities under the federal securities laws, and to contribute to payments which Credit Suisse First Boston LLC may be required to make in respect thereof. Credit Suisse First Boston LLC may from time to time hold Existing Notes and our common stock in its proprietary accounts, and to the extent it owns Existing Notes in these accounts at the time of the exchange offers, Credit Suisse First Boston LLC may tender these Existing Notes. In addition, Credit Suisse First Boston LLC may hold and trade New Notes in its proprietary accounts following the exchange offers.

We have retained Morrow & Co., Inc. to act as information agent and Deutsche Bank Trust Company Americas to act as the exchange agent in connection with the exchange offers. The information agent may contact holders of Existing Notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee existing note holders to forward materials relating to the exchange offers to beneficial owners. The information agent and the exchange agent will receive an aggregate of approximately $50,000 in compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of Existing Notes tendered under the exchange offers.

We will not pay any fees or commissions to any broker or dealer, or any other person, other than Credit Suisse First Boston LLC for soliciting tenders of Existing Notes under the exchange offers. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

Legal Limitation

The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time, and from time to time.

In addition, we will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

Deutsche Bank Trust Company Americas has been appointed as the exchange agent for the exchange offers. All executed letters of transmittal should be directed to the exchange agent at one of its addresses as set forth below. Questions about the tender of Existing Notes, requests for assistance, and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Hand: Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041	By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Attention: Shalini Kumar, Karl Shepherd

By Overnight Mail or Courier: DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attention: Shalini Kumar, Karl Shepherd	By Facsimile: (615) 835-3701 (For Eligible Institutions Only) Confirm by Telephone: (615) 835-3572

For information:

(800) 735-7777

If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, then such delivery or transmission does not constitute a valid delivery of such letter of transmittal. If you need additional copies of this prospectus or the letter of transmittal, please contact the information agent at the address or telephone number set forth on the back cover of this prospectus.

DESCRIPTION OF THE NEW 5.0% NOTES

Yellow Roadway Corporation will issue the New 5.0% Notes under an indenture by and among Yellow Roadway, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee. The following description is only a summary of the material provisions of the New 5.0% Notes and the related indenture. We urge you to read the indenture and the New 5.0% Notes in their entirety because they, and not this description, define your rights as holders of the New 5.0% Notes. You may request copies of these documents at our address shown under the caption “Where You Can Find More Information”. The terms of the New 5.0% Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. For purposes of this section, references to “we”, “us”, “our” and the “Company” include only Yellow Roadway Corporation and not its subsidiaries.

General

The New 5.0% Notes will be our senior unsecured obligations, ranking equal in right of payment with all of our existing and future senior unsecured indebtedness and senior to any of our existing or future subordinated indebtedness. The New 5.0% Notes will be guaranteed by the majority of our domestic operating subsidiaries. The New 5.0% Notes will be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the assets securing such indebtedness and effectively will be subordinated to all liabilities of our non-guarantor subsidiaries. As of September 30, 2004, (i) we and our subsidiary guarantors had approximately $7 million of secured indebtedness outstanding and (ii) our non-guarantor subsidiaries had approximately $278 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities) to which the New 5.0% Notes effectively are subordinated.

We will issue up to $250,000,000 in aggregate principal amount of New 5.0% Notes. The New 5.0% Notes will mature on August 8, 2023, unless earlier redeemed at our option as described under “—Optional Redemption of the New 5.0% Notes”, repurchased by us at a holder’s option on certain dates as described under “—Repurchase of New 5.0% Notes at the Option of the Holder” or repurchased by us at a holder’s option upon a Repurchase Change in Control of the Company as described under “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control”. The New 5.0% Notes are convertible into cash and shares, if any, of our common stock as described under “—Conversion Rights”.

In the indenture governing the New 5.0% Notes, we will agree and, by acceptance of a beneficial interest in a New 5.0% Note, each holder will be deemed to have agreed for U.S. federal income tax purposes: (i) to treat the New 5.0% Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments; (ii) to be bound by our application of such Treasury regulations to the New 5.0% Notes (in the absence of an administrative determination or judicial ruling to the contrary); and (iii) to take the position that the exchange of the Existing 5.0% Notes for the New 5.0% Notes does not constitute a “significant modification” of the terms of the Existing 5.0% Notes.

Consistent with the position that the exchange of Existing 5.0% Notes for New 5.0% Notes does not constitute a “significant modification” of the terms of the Existing 5.0% Notes, such exchange will not be taxable for U.S. federal income tax purposes and the New 5.0% Notes will accrue interest for U.S. federal income tax purposes at 9.0%, which is the comparable yield we determined for the Existing 5.0% Notes when they were issued. If, contrary to this position, the exchange of Existing 5.0% Notes for New 5.0% Notes does constitute a “significant modification” to the terms of the Existing 5.0% Notes, the U.S. federal income tax consequences to you could materially differ. See “Material U.S. Federal Income Tax Considerations—Consequences of the Exchange Offer” for more information.

The indenture will not contain any restriction on the payment of dividends, the incurrence of indebtedness or the repurchase of our securities and will not contain any financial covenants. Neither we nor our subsidiaries will be limited from incurring senior debt or additional debt under the indenture, including secured debt. If we incur additional debt, our ability to pay our obligations on the New 5.0% Notes could be affected. We expect from time to time to incur additional debt, including secured debt, and other liabilities. Other than as described under “—Guarantees”, “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control” and “—Adjustment to Conversion Rate upon Conversion Change in Control”, the indenture will contain no covenants or other provisions that afford protection to holders of New 5.0% Notes in the event of a highly leveraged transaction.

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. These payments will be senior to the claims of the holders of the New 5.0% Notes.

Interest

We will pay interest on the New 5.0% Notes to holders of record on July 15 and January 15 of each year, whether or not such day is a business day, at an interest rate of 5.0% per annum payable semiannually in arrears on the following August 8 and February 8 of each year, commencing on February 8, 2005. Interest on the New 5.0% Notes will accrue from the last interest payment date on which interest was paid on the New 5.0% Notes, or, if no interest has been paid on the New 5.0% Notes, from the last interest payment date on which interest was paid on the Existing 5.0% Notes. Holders whose Existing 5.0% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 5.0% Notes. Interest payable upon redemption will be paid to the person to whom principal is payable. Interest on the New 5.0% Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay the principal of and interest (including contingent interest, if any) on, the New 5.0% Notes at the office or agency maintained by us in the Borough of Manhattan in New York City. Holders may register the transfer of their New 5.0% Notes at the same location. We reserve the right to pay interest to holders of the New 5.0% Notes by check mailed to the holders at their registered addresses. However, a holder of New 5.0% Notes with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds. In general, we will not pay accrued interest on any New 5.0% Notes that are converted into cash and shares, if any, of our common stock. Except under the limited circumstances described below, the New 5.0% Notes will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more global notes. The New 5.0% Notes shall be issued only in denominations of $1,000 of principal amount and any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of New 5.0% Notes. We may, however, require holders to pay a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with any transfer or exchange.

Guarantees

The New 5.0% Notes will be guaranteed by the majority of our domestic operating subsidiaries. If, after the date of this prospectus, any debt securities of the Company (excluding bank credit facilities) have the benefit of guarantees (“other guarantees”) from any subsidiary of the Company that does not also guarantee the New 5.0% Notes, then (but only so long as such other guarantees continue in effect), the Company will cause such subsidiary to guarantee all obligations with respect to the New 5.0% Notes on a senior basis and otherwise on the same terms as such other guarantees. Any guarantees of such subsidiary so issued will be released or amended if (and to the full extent that) the other guarantees by such subsidiary are released or amended. In addition, in the event of a sale of all or substantially all of the capital stock or assets of any guarantor, the guarantee of such guarantor will be released.

Contingent Interest

Beginning August 8, 2010, we will pay contingent interest during any six-month period beginning August 8 and ending February 7 or beginning February 8 and ending August 7 if the average trading price of the New 5.0% Notes per $1,000 principal amount for the five trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. The average trading price of the New 5.0% Notes shall be determined no later than the second trading day immediately preceding the first day of the applicable six-month period by the conversion agent acting as calculation agent in the manner set forth in the definition of “trading price” under “—Conversion Rights; Conversion Upon Satisfaction of Trading Price Condition”. During any period when contingent interest is payable, it will be payable at a rate equal to the greater of (i) 0.5% per annum of the principal amount of the New 5.0% Notes and (ii) 0.5% per annum of the average trading price of the New 5.0% Notes for the five trading day period immediately preceding such six-month period. We will pay contingent interest, if any, in the same manner as we will pay interest as described above under “—Interest”.

Conversion Rights

A holder may convert any outstanding New 5.0% Notes into cash and shares, if any, of our common stock at an initial conversion price per share of $39.24 upon the terms described in this section. The conversion price (and the conversion rate, as defined below under “—Conversion Upon Satisfaction of Trading Price Condition”) is, however, subject to adjustment as described below. A holder may convert New 5.0% Notes only in denominations of $1,000 and integral multiples of $1,000.

General

Holders may surrender New 5.0% Notes for conversion into cash and shares, if any, of our common stock prior to the maturity date in the following circumstances:

•	upon satisfaction of the market price condition;

•	if we have called the New 5.0% Notes for redemption;

•	upon satisfaction of the trading price condition;

•	upon the occurrence of specified credit rating events; or

•	upon the occurrence of specified corporate transactions.

Conversion Upon Satisfaction of Market Price Condition

A holder may surrender any of its New 5.0% Notes for conversion into cash and shares, if any, of our common stock during any calendar quarter if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs exceeds 120% of the conversion price per share of our common stock on that 30th trading day. The conversion agent, which initially is the trustee, will determine on our behalf at the end of each quarter whether the New 5.0% Notes are convertible as a result of the market price of our common stock.

Conversion Upon Notice of Redemption

A holder may surrender for conversion any New 5.0% Note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the New 5.0% Notes are not otherwise convertible at such time.

Conversion Upon Satisfaction of Trading Price Condition

A holder may surrender any of its New 5.0% Notes for conversion into cash and shares, if any, of our common stock during the five trading day period immediately following any ten consecutive trading day period in which the trading price per $1,000 principal amount of the New 5.0% Notes (as determined following a request by a holder of the New 5.0% Notes in accordance with the procedures described below) for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the conversion rate (initially 25.4842, subject to adjustment as described below).

The “trading price” of the New 5.0% Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of New 5.0% Notes obtained by the conversion agent for $5,000,000 in principal amount of the New 5.0% Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the conversion agent, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 in principal amount of the New 5.0% Notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the New 5.0% Notes, then the trading price of the New 5.0% Notes will be determined in good faith by the conversion agent acting as calculation agent taking into account in such determination such factors as it, in its sole discretion after consultation with us, deems appropriate. Other than in connection with a determination of whether contingent interest shall be payable, the conversion agent shall have no obligation to determine the trading price of the New 5.0% Notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the New 5.0% Notes was less than 95% of the product of the closing sale price per share of our common stock and the conversion rate; at which time, we shall instruct the conversion agent to determine the trading price of the New 5.0% Notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our common stock and the conversion rate.

Conversion Upon Credit Rating Event

A holder may surrender any of its New 5.0% Notes for conversion into cash and shares, if any, of our common stock during any period in which the credit ratings assigned to the New 5.0% Notes is lower than B2 by Moody’s or lower than B by Standard & Poor’s or the New 5.0% Notes are no longer rated by at least one of these rating services or their successors.

Conversion Upon Specified Corporate Transactions

If we elect to:

•	distribute to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our common stock at less than the then current market price; or

•	distribute to all holders of shares of our common stock any shares of our capital stock (other than our common stock), evidence of indebtedness, cash, other assets or certain rights to purchase our securities, which distribution has a per share value exceeding 5% of the closing price of our common stock on the trading day preceding the declaration date for such distribution, we must notify the holders of New 5.0% Notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their New 5.0% Notes for conversion until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. This provision shall not apply if the holder of a New 5.0% Note otherwise participates in the distribution without conversion.

In addition, the indenture will provide that upon conversion of the New 5.0% Notes, the holders of such New 5.0% Notes will receive, in addition to the cash and shares, if any, of our common stock issuable upon such conversion, the rights related to such common stock pursuant to any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there shall not be any adjustment to the conversion privilege or conversion rate solely as a result of:

•	the adoption of any shareholder rights plan;

•	the issuance of the rights; or

•	the distribution of separate certificates representing the rights.

In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock would be subject to conversion into cash, securities or other property (each, a “Conversion Change in Control”), a holder may surrender its New 5.0% Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until and including the date which is 15 days after the actual date of such transaction. If we are a party to a Conversion Change in Control, then at the effective time of such transaction, a holder’s right to convert its New 5.0% Notes into cash and shares, if any, of our common stock will be changed into a right to convert such New 5.0% Notes into the kind and amount of cash, securities and other property which such holder would have received if such holder had converted such New 5.0% Notes immediately prior to the transaction (taking into account any adjustments to the conversion rate, if applicable, as described under “—Adjustment to Conversion Rate Upon a Conversion Change in Control”). Solely for the purposes of calculating the “Daily Conversion Values” and “Daily Net Share Settlement Values” (defined below under “Payment”) upon a conversion in connection with a Conversion Change in Control, the “applicable market value” (defined below under “—Payment”) for the five trading days following the conversion date shall be deemed to equal the “stock price” (defined below under “Adjustment to Conversion Rate Upon a Conversion Change in Control”). If the transaction also constitutes a Repurchase Change in Control (as defined below under “—Right To Require Purchase of New 5.0% Notes upon a Repurchase Change in Control”), such holder can require us to repurchase all or a portion of its New 5.0% Notes as described under “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control”.

If a holder of a New 5.0% Note has delivered notice of its election to have such New 5.0% Note repurchased at the option of such holder or as a result of a Repurchase Change in Control, such New 5.0% Note may be converted only if the notice of election is withdrawn as described, respectively, under “—Repurchase of New 5.0% Notes at the Option of the Holder” or “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control”.

Payment

Each $1,000 principal amount New 5.0% Note is convertible into cash and, if applicable, shares of our common stock based on an amount (the “New 5.0% Notes Daily Conversion Value”) calculated for each of the five trading days immediately following the conversion date. The New 5.0% Notes Daily Conversion Value for each such day is equal to one-fifth of the product of the then applicable conversion rate multiplied by the applicable market value of our common stock on that day.

For each $1,000 principal amount New 5.0% Note surrendered for conversion, we will deliver to you for each of the five trading days following the conversion date:

(1) if the New 5.0% Notes Daily Conversion Value for such day exceeds $200, (a) a cash payment of $200 and (b) the remaining New 5.0% Notes Daily Conversion Value (the “New 5.0% Notes Daily Net Share Settlement Value”) in shares of our common stock; or

(2) if the New 5.0% Notes Daily Conversion Value for such day is less than or equal to $200, a cash payment equal to the New 5.0% Notes Daily Conversion Value.

The number of shares of our common stock to be delivered under clause (1) above will be determined by dividing the New 5.0% Notes Daily Net Share Settlement Value by the applicable market value of our common stock for that day.

If a holder converts a $1,000 principal amount New 5.0% Note after the seventh trading day prior to the maturity date, the conversion date will be deemed to be the seventh trading day prior to the maturity date. Upon such conversion, the holder will receive (i) the sum of the New 5.0% Notes Daily Conversion Values in cash and shares, if any, calculated with respect to the five trading days following the seventh trading day prior to the maturity date and (ii) accrued interest up to but excluding the maturity date; provided however that if the applicable market value of our common stock on the seventh trading day prior to the maturity date exceeds the conversion price of the New 5.0% Note, the New 5.0% Notes Daily Conversion Value for each day of the five trading day period will be deemed not to be less than $200 with respect to such conversion. We will deliver to you the cash and the sum of the number of shares determined by reference to such five trading days on the maturity date.

A holder may convert any outstanding New 5.0% Notes into shares of our common stock at an initial conversion price of $39.24 per share upon the terms described herein. This represents an initial conversion rate of approximately 25.4842 shares of our common stock per $1,000 principal amount of the New 5.0% Notes. The conversion price (and resulting conversion rate) is, however, subject to adjustment as described under “—Conversion Price Adjustments.” The terms “applicable market value” and “trading day” are defined as follows:

“applicable market value” of our common stock on a trading day means the volume-weighted average price per share of our common stock on such trading day. The volume-weighted average price means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page YELL <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that trading day; or, if such price is not available, the “applicable market value” means the market value per share of our common stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

“trading day” means a day on which our common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

We will not issue fractional shares of our common stock to a holder who converts a New 5.0% Note. With respect to the calculation of shares, a holder that would otherwise be entitled to a fractional share of our common stock will receive cash equal to such fraction multiplied by the applicable market value of our common stock on such trading day.

Our delivery to the holder of cash and, if any, shares of our common stock will be deemed:

•	to satisfy our obligation to pay the principal amount of the New 5.0% Notes;

•	to satisfy our obligation to pay accrued interest attributable to the period from the issue date through the conversion date; and

•	to satisfy our subsidiary guarantors’ obligations under guarantees with respect to such New 5.0% Notes.

As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If contingent interest is payable to holders of New 5.0% Notes during any particular six-month period, and such New 5.0% Notes are converted after the applicable record date and prior to the next succeeding interest payment date, holders of such New 5.0% Notes at the close of business on the record date will receive the contingent interest payable on such New 5.0% Notes on the corresponding interest payment date notwithstanding the conversion. Such New 5.0% Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of contingent interest payable on the principal amount of New 5.0% Notes so converted, unless such New 5.0% Notes have been called for redemption, in which case no such payment shall be required. The conversion rate will not be adjusted for contingent interest.

Cash and any certificate for the number of full shares of our common stock into which any New 5.0% Notes are converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the five trading day measurement period. For a discussion of the tax treatment of a holder receiving cash and shares, if any, of our common stock upon conversion, see “Material U.S. Federal Income Tax Considerations—Consequences to Exchanging U.S. Holder and Non-U.S. Holders—U.S. Holders—Sale, Conversion, Exchange, Redemption or Retirement of the New Notes”.

Holders may convert their New 5.0% Notes only in denominations of $1,000 principal amount and integral multiples thereof. The right of conversion attaching to any New 5.0% Note may be exercised (a) if such New 5.0% Note is represented by a global security, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such New 5.0% Note is represented by a certificated security, by delivery of such New 5.0% Note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder surrendering a New 5.0% Note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder. In addition, if a holder surrenders New 5.0% Notes for conversion after a record date for an interest payment and prior to the corresponding interest payment date, the holder will be required to pay the interest payable on such New 5.0% Notes on such interest payment date, unless such New 5.0% Notes have been called for redemption, in which case no such payment shall be required. The conversion date shall be the business day on which the New 5.0% Note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met, if all requirements for conversion shall have been satisfied by 11:00 a.m. New York City time on such day, and, in all other cases, the conversion date shall be the next succeeding business day.

Conversion Price Adjustments

We will adjust the conversion price if (without duplication):

(1) we issue shares of our common stock or other capital stock as a dividend or distribution on our common stock;

(2) we subdivide, combine or reclassify our common stock;

(3) we issue to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase shares of our common stock or securities convertible into shares of our common stock at a price per share less than the market price;

(4) we distribute to all holders of our common stock evidences of our indebtedness, shares of capital stock (other than shares of our common stock), securities, cash, other securities or assets, rights, warrants or options, excluding:

•	those rights, warrants or options referred to in clause (3) above;

•	any dividend or distribution paid to all or substantially all holders of our common stock exclusively in cash not referred to in clause (5) below; and

•	any dividend or distribution referred to in clause (1) above;

(5) we declare a dividend or distribution to all of the holders of our common stock;

(6) we complete a repurchase (including by way of a tender offer) of shares of our common stock, and the fair market value of the sum of:

•	the aggregate consideration paid for such common stock; and

•	the aggregate fair market value of any amounts previously paid for the repurchase of common stock of a type referred to in this clause (6) within the preceding 12 months in respect of which no adjustment has been made;

exceeds 5% of our aggregate common stock market capitalization on the date of, and after giving effect to, such repurchase; or

(7) someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause will only be made if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of our common stock to more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock; and

•	the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause (7) will not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger involving us or a sale of all or substantially all of our assets.

The conversion rate shall be determined by dividing $1,000 principal amount of the New 5.0% Notes by the conversion price, as adjusted.

For purposes of the foregoing, the term “common stock market capitalization” as of any date of calculation means the average closing sale price of our common stock on the ten trading days immediately prior to such date of calculation multiplied by the average aggregate number of shares of our common stock outstanding on the ten trading days immediately prior to such date of calculation.

To the extent that we adopt any future rights plan, upon conversion of the New 5.0% Notes into our common stock, you will receive, in addition to the cash and shares, if any, of our common stock issuable in connection therewith, the rights under the future rights plan whether or not the rights have separated from our common stock at the time of conversion and no adjustment to the conversion price will be made in accordance with clause (4) above.

The conversion price will not be adjusted until adjustments amount to 1% or more of the conversion price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

Except as described in this paragraph and as described in “—Conversion Rights—Payment” with respect to conversions after the seventh trading day prior to maturity, no holder of New 5.0% Notes will be entitled, upon conversion of the New 5.0% Notes, to any actual payment or adjustment on account of accrued and unpaid interest, including contingent interest, if any, or on account of dividends on shares issued in connection with the conversion. If any holder surrenders a New 5.0% Note for conversion between the close of business on any record date for the payment of an installment of interest (including contingent interest, if any) and the opening of business on the related interest payment date, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including contingent interest, if any) on the principal amount to be converted together with the New 5.0% Note being surrendered. The foregoing sentence shall not apply to New 5.0% Notes called for redemption on a redemption date within the period between and including the record date and the interest payment date.

We may from time to time reduce the conversion price if our board of directors determines that this reduction would be in our best interests. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

Adjustment to Conversion Rate upon Conversion Change in Control

General

If and only to the extent you elect to convert your New 5.0% Notes in connection with a “Conversion Change in Control” as described above under “Conversion Rights—Conversion upon Specified Corporate Transactions”, on or after the effective date of such Conversion Change in Control pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Conversion Change in Control consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate for the New 5.0% Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. The number of additional shares will be determined by reference to the table below, based on the date on which such Conversion Change in Control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such Conversion Change in Control. If holders of our common stock receive only cash in such Conversion Change in Control, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such Conversion Change in Control.

The stock prices set forth in the first column of the table below (i.e., row headers) will be adjusted as of any date on which the conversion price of the New 5.0% Notes is adjusted, as described above under “—Conversion Price Adjustments”. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Price Adjustments”.

The following table sets forth the hypothetical stock price, effective date and shares added to the conversion rate upon a Conversion Change in Control for each $1,000 principal amount of the New 5.0% Notes:

	10/22/2004	08/08/2005	08/08/2006	08/08/2007	08/08/2008	08/08/2009	08/13/2010
$ 15.00	41.1825	41.1825	41.1825	41.1825	41.1825	41.1825	41.1825
$ 20.00	27.8789	27.4783	26.9661	26.4070	25.7771	25.1647	24.4973
$ 25.00	19.4119	18.8160	18.0171	17.1244	16.1314	15.1744	14.5010
$ 30.00	14.3293	13.6397	12.6900	11.6049	10.3401	8.9346	7.8410
$ 35.00	11.0845	10.3685	9.3698	8.2139	6.8343	5.1533	3.0845
$ 40.00	8.9096	8.2059	7.2208	6.0795	4.7163	3.0201	0.0054
$ 45.00	7.3910	6.7199	5.7818	4.7026	3.4321	1.8928	0.0000
$ 50.00	6.2927	5.6628	4.7867	3.7897	2.6425	1.3181	0.0000
$ 55.00	5.4736	4.8877	4.0778	3.1658	2.1441	1.0228	0.0000
$ 60.00	4.8436	4.3000	3.5535	2.7265	1.8195	0.8615	0.0000
$ 65.00	4.3484	3.8443	3.1568	2.4031	1.5933	0.7646	0.0000
$ 70.00	3.9504	3.4828	2.8487	2.1593	1.4310	0.6957	0.0000
$ 90.00	2.9201	2.5634	2.0875	1.5823	1.0620	0.5337	0.0000
$110.00	2.3400	2.0541	1.6753	1.2760	0.8632	0.4364	0.0000
$130.00	1.9624	1.7240	1.4084	1.0751	0.7293	0.3693	0.0000
$150.00	1.6938	1.4890	1.2177	0.9307	0.6320	0.3200	0.0000
$170.00	1.4916	1.3118	1.0735	0.8209	0.5576	0.2824	0.0000

The exact stock price and effective dates may not be set forth on the table; in which case, if the stock price is:

•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year;

•	in excess of $170.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	less than $15.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion pursuant to a Conversion Change in Control exceed the conversion rate per $1,000 principal amount of the New 5.0% Notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Price Adjustments” but not adjustments to the conversion rate upon a Conversion Change in Control.

Conversion After a Public Acquirer Change in Control

Notwithstanding the foregoing, in the case of a public acquirer change in control (as defined below), we may, in lieu of increasing the conversion rate by additional shares as described in “—Adjustment to Conversion Rate upon a Conversion Change in Control—General” above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change in control, holders of the New 5.0% Notes will be entitled, subject to the net share settlement procedures described in “—Conversion Rights—Payment”, to convert their New 5.0% Notes into a number of shares of public acquirer common stock (as defined below) by multiplying the conversion rate in effect immediately before the public acquirer change in control by a fraction:

•	the numerator of which will be (i) in the case of a Conversion Change in Control consisting of a share exchange, consolidation or merger, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change in control, the average of the last reported sale price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change in control.

A “public acquirer change in control” means any event constituting a Conversion Change in Control that would otherwise obligate us to increase the conversion rate as described above under “—Adjustment to Conversion Rate upon Conversion Change in Control—General” and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if either (1) a direct or indirect majority owned subsidiary of acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement; in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change in control, if we so elect, holders may convert their New 5.0% Notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increased conversion rate described under “—Adjustment to Conversion Rate upon Conversion Change in Control—General”. We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights”, holders may convert their New 5.0% Notes upon a public acquirer change in control during the period specified therein. In addition, the holder can also, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control”.

Optional Redemption of the New 5.0% Notes

Prior to August 13, 2010, we cannot redeem the New 5.0% Notes at our option. Beginning on August 13, 2010, we may redeem the New 5.0% Notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the New 5.0% Notes plus accrued and unpaid interest (including contingent interest, if any) up to but not including the date of redemption. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the New 5.0% Notes. If we opt to redeem less than all of the New 5.0% Notes at any time, the trustee will select or cause to be selected the New 5.0% Notes to be redeemed on a pro rata basis. In the event of a partial redemption, the trustee may provide for selection for redemption of portions of the principal amount of any New 5.0% Note of a denomination larger than $1,000.

Repurchase of New 5.0% Notes at the Option of the Holder

A holder has the right to require us to repurchase all or a portion of the New 5.0% Notes held by the holder on August 8, 2010, 2013 and 2018. We will repurchase the New 5.0% Notes for an amount of cash equal to 100% of the principal amount of the New 5.0% Notes on the date of purchase, plus accrued and unpaid interest (including contingent interest, if any) up to, but not including, the date of repurchase. To exercise the repurchase right, the holder of a New 5.0% Note must deliver, during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day before the repurchase date, a written notice to us and the trustee of such holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the New 5.0% Note or New 5.0% Notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

Mandatory Redemption

Except as set forth under “—Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control” and “—Repurchase of New 5.0% Notes at the Option of the Holder”, we are not required to make mandatory redemption of, or sinking fund payments with respect to, the New 5.0% Notes.

Right to Require Purchase of New 5.0% Notes upon a Repurchase Change in Control

If a Repurchase Change in Control (as defined below) occurs, each holder of New 5.0% Notes may require that we repurchase the holder’s New 5.0% Notes on the date fixed by us that is not less than 45 days nor more than 60 days after we give notice of the Repurchase Change in Control. We will repurchase the New 5.0% Notes for an amount of cash equal to 100% of the principal amount of the New 5.0% Notes, plus accrued and unpaid interest, including contingent interest, if any, to the date of repurchase.

“Repurchase Change in Control” means the occurrence of one or more of the following events:

•

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any person or group of related persons, as defined in Section 13 (d) of the Securities Exchange Act of 1934, as amended (a “Group”) (whether or not otherwise in compliance with the provisions of the indenture);

•	the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution (whether or not otherwise in compliance with the provisions of the indenture);

•	any person or Group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock; or

•	the first day on which a majority of the members of our board of directors are not continuing directors.

The definition of “Repurchase Change in Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New 5.0% Notes to require us to repurchase such New 5.0% Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or Group may be uncertain.

“Continuing directors” means, as of any date of determination, any member of our board of directors who:

•	was a member of such board of directors on the date of the original issuance of the New 5.0% Notes; or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

On or prior to the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the New 5.0% Notes which is to be paid on the date of repurchase.

On or before the 30th day after the Repurchase Change in Control, we must mail to the trustee and all holders of the New 5.0% Notes a notice of the occurrence of the Repurchase Change in Control, stating, among other things:

•	the repurchase date;

•	the date by which the repurchase right must be exercised;

•	the repurchase price for the New 5.0% Notes; and

•	the procedures which a holder of New 5.0% Notes must follow to exercise the repurchase right.

To exercise the repurchase right, the holder of a New 5.0% Note must deliver, on or before the third business day before the repurchase date, a written notice to us and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the New 5.0% Note or New 5.0% Notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

The effect of these provisions granting the holders the right to require us to repurchase the New 5.0% Notes upon the occurrence of a Repurchase Change in Control may make it more difficult for any person or group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of New 5.0% Notes following the occurrence of a Repurchase Change in Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—We may not be able to repurchase the New 5.0% Notes when required or make the required cash payments upon conversion of the Notes”.

Any obligation to repurchase a holder’s New 5.0% Notes if a Repurchase Change in Control occurs will be satisfied if a third party repurchases the holder’s New 5.0% Notes in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a repurchase of the holder’s New 5.0% Notes made by us and purchases all New 5.0% Notes properly tendered and not withdrawn upon the exercise of repurchase rights.

If a Repurchase Change in Control occurs and the holders exercise their rights to require us to repurchase New 5.0% Notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a person shall be deemed to have “beneficial ownership” of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the New 5.0% Notes, consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety to, any other person, if:

•	we are the resulting or surviving corporation, or the successor, transferee or lessee, if other than us, is a corporation organized and validly existing under the laws of United States, any State thereof or the District of Columbia and expressly assumes by supplemental indenture executed and delivered to the trustee, all of our obligations under the indenture, the New 5.0% Notes and the registration rights agreement; and

•	after giving effect to the transaction, no event of default and no event which, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

Under any consolidation, merger or any conveyance, transfer or lease of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the New 5.0% Notes.

Modification and Waiver

We, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the New 5.0% Notes with the consent of the holders of at least a majority in aggregate principal amount of the New 5.0% Notes then outstanding. However, without the consent of each holder of an outstanding New 5.0% Note, no supplemental indenture may, among other things:

•	change the stated maturity of the principal of, or payment date of any installment of interest (including contingent interest, if any) on, any New 5.0% Note;

•	reduce the principal amount of or the rate of interest (including contingent interest, if any) on, any New 5.0% Note;

•	change the currency in which the principal of any New 5.0% Note or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any New 5.0% Note when due;

•	after the Company’s obligation to purchase New 5.0% Notes arises thereunder, amend, change or modify in any material respect in a manner adverse to the holders of the obligation of the Company to make and consummate a Repurchase Change in Control offer in the event of a Repurchase Change in Control or, after such Repurchase Change in Control has occurred, modify any of the provisions or definitions with respect thereto;

•	adversely affect the right provided in the indenture to convert any New 5.0% Note;

•	reduce the percentage in principal amount of the outstanding New 5.0% Notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

•	waive a default in the payment of principal of or interest (including contingent interest, if any) on, any New 5.0% Note; or

•	modify or change the provision of the indenture regarding waiver of past defaults and the provision regarding rights of holders to receive payment.

The holders of a majority in principal amount of the outstanding New 5.0% Notes may, on behalf of the holders of all New 5.0% Notes:

•	waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

•	waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any interest (including contingent interest, if any) on any New 5.0% Note or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding New 5.0% Note affected.

Without the consent of any holders of New 5.0% Notes, we, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to evidence a successor to us and the assumption by the successor of our obligations under the indenture and the New 5.0% Notes;

•	to make any change that does not adversely affect the rights of any holder of the New 5.0% Notes;

•	to provide the holders of the New 5.0% Notes with any additional rights or benefits;

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to complete or make provision for certain other matters contemplated by the indenture.

Events of Default

Each of the following is an “event of default”:

(1) a default in the payment of any interest (including contingent interest, if any) upon any of the New 5.0% Notes when due and payable and such default continues for a period of 30 days;

(2) a default in the payment of the principal of the New 5.0% Notes when due, including on a redemption or repurchase date;

(3) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or our subsidiaries’ indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by us or such subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20,000,000 or more at any time;

(4) failure by us or any of our significant subsidiaries to pay final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $20,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(5) a default by us in the performance, or breach, of any of our covenants in the indenture which are not remedied within 45 days;

(6) our failure to issue common stock upon conversion of New 5.0% Notes by a holder in accordance with the provisions set forth in the indenture;

(7) any guarantee by a significant subsidiary shall for any reason cease to be in full force and effect or be asserted by us or any such guarantor, as applicable, not to be in full force and effect (in each case, except pursuant to the release of any such guarantee in accordance with the provisions of the indenture); or

(8) events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries.

For purposes of items (4), (7) or (8) above, a “significant subsidiary” shall be, generally, a subsidiary that accounts for more than 10% of the Company and its consolidated subsidiaries’ assets or income for the most recently completed fiscal year.

If an event of default described above (other than an event of default specified in clause (8) above with respect to the Company) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding New 5.0% Notes may declare the principal amount of and accrued and unpaid interest (including contingent interest, if any) on all New 5.0% Notes to be immediately due and payable. This declaration may be rescinded if the conditions described in the indenture are satisfied. If an event of default of the type referred to in clause (8) above with respect to the Company occurs, the principal amount of and accrued and unpaid interest (including contingent interest, if any) on the outstanding New 5.0% Notes will automatically become immediately due and payable.

Within 90 days following a default, the trustee must give to the registered holders of New 5.0% Notes notice of all uncured defaults known to it. The trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered holders, except in the case of a default in the payment of the principal of, or interest, including contingent interest, if any, on, any of the New 5.0% Notes when due or in the payment of any redemption or repurchase obligation.

The holders of not less than a majority in principal amount of the outstanding New 5.0% Notes may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the New 5.0% Notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, including contingent interest, if any, when due or the right to convert a New 5.0% Note in accordance with the indenture, no holder may institute a proceeding or pursue any remedy with respect to the indenture or the New 5.0% Notes unless the conditions provided in the indenture have been satisfied, including:

•	holders of at least 25% in principal amount of the outstanding New 5.0% Notes have requested the trustee to pursue the remedy; and

•	holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense.

We are required to deliver to the trustee annually a certificate indicating whether the officers signing the certificate know of any default by us in the performance or observance of any of the terms of the indenture. If the officers know of a default, the certificate must specify the status and nature of all defaults.

Book-Entry System

The New 5.0% Notes will be issued in the form of global notes held in book-entry form. DTC or its nominee is the sole registered holder of the New 5.0% Notes for all purposes under the indenture. Owners of beneficial interests in the New 5.0% Notes represented by the global notes will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Any such interests may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the New 5.0% Notes, in accordance with the procedures and practices of DTC. Beneficial owners are not holders and are not entitled to any rights under the global notes or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global notes.

Exchange of Global Notes

The New 5.0% Notes, represented by one or more global notes, will be exchangeable for certificated notes with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•	we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary; or

•	an event of default under the indenture occurs and is continuing.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” for registered participants, and it facilitates the settlement of transactions among its participants in securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Governing Law

The indenture and the New 5.0% Notes will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

Trustee

Deutsche Bank Trust Company Americas will act as trustee for the New 5.0% Notes. The trustee can be contacted at the address set forth below regarding transfer or conversion of the New 5.0% Notes.

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

New York, New York 10005

Attention: Corporate Trust and Agency Services

Facsimile No. (212) 797-8614

DESCRIPTION OF THE NEW 3.375% NOTES

Yellow Roadway Corporation will issue the New 3.375% Notes under an indenture by and among Yellow Roadway, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee. The following description is only a summary of the material provisions of the New 3.375% Notes and the related indenture. We urge you to read the indenture and the New 3.375% Notes in their entirety because they, and not this description, define your rights as holders of the New 3.375% Notes. You may request copies of these documents at our address shown under the caption “Where You Can Find More Information”. The terms of the New 3.375% Notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. For purposes of this section, references to “we”, “us”, “our” and the “Company” include only Yellow Roadway Corporation and not its subsidiaries.

General

The New 3.375% Notes will be our senior unsecured obligations, ranking equal in right of payment with all of our existing and future senior unsecured indebtedness and senior to any of our existing or future subordinated indebtedness. The New 3.375% Notes will be guaranteed by the majority of our domestic operating subsidiaries. The New 3.375% Notes will be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the assets securing such indebtedness and effectively will be subordinated to all liabilities of our non-guarantor subsidiaries. As of September 30, 2004, (i) we and our subsidiary guarantors had approximately $7 million of secured indebtedness outstanding and (ii) our non-guarantor subsidiaries had approximately $278 million of outstanding indebtedness and other liabilities (excluding intercompany liabilities) to which the New 3.375% Notes effectively are subordinated.

We will issue up to $150,000,000 in aggregate principal amount of New 3.375% Notes. The New 3.375% Notes will mature on November 25, 2023, unless earlier redeemed at our option as described under “—Optional Redemption of the New 3.375% Notes”, repurchased by us at a holder’s option on certain dates as described under “—Repurchase of New 3.375% Notes at the Option of the Holder” or repurchased by us at a holder’s option upon a Repurchase Change in Control of the Company as described under “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control”. The New 3.375% Notes are convertible into cash and shares, if any, of our common stock as described under “—Conversion Rights”.

In the indenture governing the New 3.375% Notes, we will agree and, by acceptance of a beneficial interest in a New 3.375% Note, each holder will be deemed to have agreed for U.S. federal income tax purposes: (i) to treat the New 3.375% Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments; (ii) to be bound by our application of such Treasury regulations to the New 3.375% Notes (in the absence of an administrative determination or judicial ruling to the contrary); and (iii) to take the position that the exchange of the Existing 3.375% Notes for the New 3.375% Notes does not constitute a “significant modification” of the terms of the Existing 3.375% Notes.

Consistent with the position that the exchange of Existing 3.375% Notes for New 3.375% Notes does not constitute a “significant modification” of the terms of the Existing 3.375% Notes, such exchange will not be taxable for U.S. federal income tax purposes and the New 3.375% Notes will accrue interest for U.S. federal income tax purposes at 8.1%, which is the comparable yield we determined for the Existing 3.375% Notes when they were issued. If, contrary to this position, the exchange of Existing 3.375% Notes for New 3.375% Notes does constitute a “significant modification” to the terms of the Existing 3.375% Notes, the U.S. federal income tax consequences to you could materially differ. See “Material U.S. Federal Income Tax Considerations—Consequences of the Exchange Offer” for more information.

The indenture will not contain any restriction on the payment of dividends, the incurrence of indebtedness or the repurchase of our securities and will not contain any financial covenants. Neither we nor our subsidiaries will be limited from incurring senior debt or additional debt under the indenture, including secured debt. If we incur additional debt, our ability to pay our obligations on the New 3.375% Notes could be affected. We expect from time to time to incur additional debt, including secured debt, and other liabilities. Other than as described under “—Guarantees”, “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control” and “—Adjustment to Conversion Rate upon Conversion Change in Control”, the indenture will contain no covenants or other provisions that afford protection to holders of New 3.375% Notes in the event of a highly leveraged transaction.

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. These payments will be senior to the claims of the holders of the New 3.375% Notes.

Interest

We will pay interest on the New 3.375% Notes to holders of record on November 1 and May 1 of each year, whether or not such day is a business day, at an interest rate of 3.375% per annum payable semiannually in arrears on the following November 25 and May 25 of each year, commencing on May 25, 2005. Interest on the New 3.375% Notes will accrue from the last interest payment date on which interest was paid on the New 3.375% Notes, or, if no interest has been paid on the New 3.375% Notes, from the last interest payment date on which interest was paid on the Existing 3.375% Notes. Holders whose Existing 3.375% Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Existing 3.375% Notes. Interest payable upon redemption will be paid to the person to whom principal is payable. Interest on the New 3.375% Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay the principal of and interest (including contingent interest, if any) on, the New 3.375% Notes at the office or agency maintained by us in the Borough of Manhattan in New York City. Holders may register the transfer of their New 3.375% Notes at the same location. We reserve the right to pay interest to holders of the New 3.375% Notes by check mailed to the holders at their registered addresses. However, a holder of New 3.375% Notes with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds. In general, we will not pay accrued interest on any New 3.375% Notes that are converted into cash and shares, if any, of our common stock. Except under the limited circumstances described below, the New 3.375% Notes will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more global notes. The New 3.375% Notes shall be issued only in denominations of $1,000 of principal amount and any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of New 3.375% Notes. We may, however, require holders to pay a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with any transfer or exchange.

Guarantees

The New 3.375% Notes will be guaranteed by the majority of our domestic operating subsidiaries. If, after the date of this prospectus, any debt securities of the Company (excluding bank credit facilities) have the benefit of guarantees (“other guarantees”) from any subsidiary of the Company that does not also guarantee the New 3.375% Notes, then (but only so long as such other guarantees continue in effect), the Company will cause such subsidiary to guarantee all obligations with respect to the New 3.375% Notes on a senior basis and otherwise on the same terms as such other guarantees. Any guarantees of such subsidiary so issued will be released or amended if (and to the full extent that) the other guarantees by such subsidiary are released or amended. In addition, in the event of a sale of all or substantially all of the capital stock or assets of any guarantor, the guarantee of such guarantor will be released.

Contingent Interest

Beginning November 30, 2012, we will pay contingent interest during any six-month period beginning November 30 and ending May 29 or beginning May 30 and ending November 29 if the average trading price of the New 3.375% Notes per $1,000 principal amount for the five trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. The average trading price of the New 3.375% Notes shall be determined no later than the second trading day immediately preceding the first day of the applicable six-month period by the conversion agent acting as calculation agent in the manner set forth in the definition of “trading price” under “—Conversion Rights; Conversion Upon Satisfaction of Trading Price Condition”. During any period when contingent interest is payable, it will be payable at a rate equal to the greater of (i) 0.5% per annum of the principal amount of the New 3.375% Notes and (ii) 0.5% per annum of the average trading price of the New 3.375% Notes for the five trading day period immediately preceding such six-month period. We will pay contingent interest, if any, in the same manner as we will pay interest as described above under “—Interest”.

Conversion Rights

A holder may convert any outstanding New 3.375% Notes into cash and shares, if any, of our common stock at an initial conversion price per share of $46.00 upon the terms described in this section. The conversion price (and the conversion rate, as defined below under “—Conversion Upon Satisfaction of Trading Price Condition”) is, however, subject to adjustment as described below. A holder may convert New 3.375% Notes only in denominations of $1,000 and integral multiples of $1,000.

General

Holders may surrender New 3.375% Notes for conversion into cash and shares, if any, of our common stock prior to the maturity date in the following circumstances:

•	upon satisfaction of the market price condition;

•	if we have called the New 3.375% Notes for redemption;

•	upon satisfaction of the trading price condition;

•	upon the occurrence of specified credit rating events; or

•	upon the occurrence of specified corporate transactions.

Conversion Upon Satisfaction of Market Price Condition

A holder may surrender any of its New 3.375% Notes for conversion into cash and shares, if any, of our common stock during any calendar quarter if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs exceeds 120% of the conversion price per share of our common stock on that 30th trading day. The conversion agent, which initially is the trustee, will determine on our behalf at the end of each quarter whether the New 3.375% Notes are convertible as a result of the market price of our common stock.

Conversion Upon Notice of Redemption

A holder may surrender for conversion any New 3.375% Note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the New 3.375% Notes are not otherwise convertible at such time.

Conversion Upon Satisfaction of Trading Price Condition

A holder may surrender any of its New 3.375% Notes for conversion into cash and shares, if any, of our common stock during the five trading day period immediately following any ten consecutive trading day period in which the trading price per $1,000 principal amount of the New 3.375% Notes (as determined following a request by a holder of the New 3.375% Notes in accordance with the procedures described below) for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the conversion rate (initially 21.7391, subject to adjustment as described above).

The “trading price” of the New 3.375% Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of New 3.375% Notes obtained by the conversion agent for $5,000,000 in principal amount of the New 3.375% Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the conversion agent, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 in principal amount of the New 3.375% Notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the New 3.375% Notes, then the trading price of the New 3.375% Notes will be determined in good faith by the conversion agent acting as calculation agent taking into account in such determination such factors as it, in its sole discretion after consultation with us, deems appropriate. Other than in connection with a determination of whether contingent interest shall be payable, the conversion agent shall have no obligation to determine the trading price of the New 3.375% Notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the New 3.375% Notes was less than 95% of the product of the closing sale price per share of our common stock and the conversion rate; at which time, we shall instruct the conversion agent to determine the trading price of the New 3.375% Notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our common stock and the conversion rate.

Conversion Upon Credit Rating Event

A holder may surrender any of its New 3.375% Notes for conversion into cash and shares, if any, of our common stock during any period in which the credit ratings assigned to the New 3.375% Notes is lower than B2 by Moody’s or lower than B by Standard & Poor’s or the New 3.375% Notes are no longer rated by at least one of these rating services or their successors.

Conversion Upon Specified Corporate Transactions

If we elect to:

•	distribute to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our common stock at less than the then current market price; or

•	distribute to all holders of shares of our common stock any shares of our capital stock (other than our common stock), evidence of indebtedness, cash, other assets or certain rights to purchase our securities, which distribution has a per share value exceeding 5% of the closing price of our common stock on the trading day preceding the declaration date for such distribution, we must notify the holders of New 3.375% Notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their New 3.375% Notes for conversion until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. This provision shall not apply if the holder of a New 3.375% Note otherwise participates in the distribution without conversion.

In addition, the indenture will provide that upon conversion of the New 3.375% Notes, the holders of such New 3.375% Notes will receive, in addition to the cash and shares, if any, of our common stock issuable upon such conversion, the rights related to such common stock pursuant to any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there shall not be any adjustment to the conversion privilege or conversion rate solely as a result of:

•	the adoption of any shareholder rights plan;

•	the issuance of the rights; or

•	the distribution of separate certificates representing the rights.

In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock would be subject to conversion into cash, securities or other property (each, a “Conversion Change in Control”), a holder may surrender its New 3.375% Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until and including the date which is 15 days after the actual date of such transaction. If we are a party to a Conversion Change in Control, then at the effective time of the transaction, a holder’s right to convert its New 3.375% Notes into cash and shares, if any, of our common stock will be changed into a right to convert such New 3.375% Notes into the kind and amount of cash, securities and other property which such holder would have received if such holder had converted such New 3.375% Notes immediately prior to the transaction (taking into account any adjustments to the conversion rate, if applicable, as described under “—Adjustment to Conversion Rate Upon Conversion Change in Control”). Solely for the purposes of calculating the “Daily Conversion Values” and “Daily Net Share Settlement Values” (defined below under “Payment”) upon a conversion in connection with a Conversion Change in Control, the “applicable market value” (defined below) for the five trading days following the conversion date shall be deemed to equal the “stock price” (defined below under “Adjustment to Conversion Rate Upon Conversion Change in Control”). If the transaction also constitutes a Repurchase Change in Control (as defined below), such holder can require us to repurchase all or a portion of its New 3.375% Notes as described under “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control”.

If a holder of a New 3.375% Note has delivered notice of its election to have such New 3.375% Note repurchased at the option of such holder or as a result of a Repurchase Change in Control, such New 3.375% Note may be converted only if the notice of election is withdrawn as described, respectively, under “—Repurchase of New 3.375% Notes at the Option of the Holder” or “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control”.

Payment

Each $1,000 principal amount New 3.375% Note is convertible into cash and, if applicable, shares of our common stock based on an amount (the “New 3.375% Notes Daily Conversion Value”) calculated for each of the five trading days immediately following the conversion date. The New 3.375% Notes Daily Conversion Value for each such day is equal to one-fifth of the product of the then applicable conversion rate multiplied by the applicable market value of our common stock on that day.

For each $1,000 principal amount New 3.375% Note surrendered for conversion, we will deliver to you for each of the five trading days following the conversion date:

(1) if the New 3.375% Notes Daily Conversion Value for such day exceeds $200, (a) a cash payment of $200 and (b) the remaining New 3.375% Notes Daily Conversion Value (the “New 3.375% Notes Daily Net Share Settlement Value”) in shares of our common stock; or

(2) if the New 3.375% Notes Daily Conversion Value for such day is less than or equal to $200, a cash payment equal to the New 3.375% Notes Daily Conversion Value.

The number of shares of our common stock to be delivered under clause (1) above will be determined by dividing the New 3.375% Notes Daily Net Share Settlement Value by the applicable market value of our common stock for that day.

If a holder converts a $1,000 principal amount New 3.375% Note after the seventh trading day prior to the maturity date, the conversion date will be deemed to be the seventh trading day prior to the maturity date. Upon such conversion, the holder will receive (i) the sum of the New 3.375% Notes Daily Conversion Values in cash and shares, if any, calculated with respect to the five trading days following the seventh trading day prior to the maturity date and (ii) accrued interest up to but excluding the maturity date; provided however that if the applicable market value of our common stock on the seventh trading day prior to the maturity date exceeds the conversion price of the New 3.375% Note, the New 3.375% Notes Daily Conversion Value for each day of the five trading day period will be deemed not to be less than $200 with respect to such conversion. We will deliver to you the cash and the sum of the number of shares determined by reference to such five trading days on the maturity date.

A holder may convert any outstanding New 3.375% Notes into shares of our common stock at an initial conversion price of $46.00 per share upon the terms described herein. This represents an initial conversion rate of approximately 21.7391 shares of our common stock per $1,000 principal amount of the New 3.375% Notes. The conversion price (and resulting conversion rate) is, however, subject to adjustment as described under “—Conversion Price Adjustments.” The terms “applicable market value” and “trading day” are defined as follows:

“applicable market value” of our common stock on a trading day means the volume-weighted average price per share of our common stock on such trading day. The volume-weighted average price means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page YELL <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that trading day; or, if such price is not available, the “applicable market value” means the market value per share of our common stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

“trading day” means a day on which our common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

We will not issue fractional shares of our common stock to a holder who converts a New 3.375% Note. With respect to the calculation of shares, a holder that would otherwise be entitled to a fractional share of our common stock will receive cash equal to such fraction multiplied by the applicable market value of our common stock on such trading day.

Our delivery to the holder of cash and, if any, shares of our common stock will be deemed:

•	to satisfy our obligation to pay the principal amount of the New 3.375% Notes;

•	to satisfy our obligation to pay accrued interest attributable to the period from the issue date through the conversion date; and

•	to satisfy our subsidiary guarantors’ obligations under the guarantees with respect to such New 3.375% Notes.

As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

If contingent interest is payable to holders of New 3.375% Notes during any particular six-month period, and such New 3.375% Notes are converted after the applicable record date and prior to the next succeeding interest payment date, holders of such New 3.375% Notes at the close of business on the record date will receive the contingent interest payable on such New 3.375% Notes on the corresponding interest payment date notwithstanding the conversion. Such New 3.375% Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of contingent interest payable on the principal amount of New 3.375% Notes so converted, unless such New 3.375% Notes have been called for redemption, in which case no such payment shall be required. The conversion rate will not be adjusted for contingent interest.

Cash and any certificate for the number of full shares of our common stock into which any New 3.375% Notes are converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the five trading day measurement period. For a discussion of the tax treatment of a holder receiving cash and shares, if any, of our common stock upon conversion, see “Material U.S. Federal Income Tax Considerations—Consequences to Exchanging U.S. Holder and Non-U.S. Holders—U.S. Holders—Sale, Conversion, Exchange, Redemption or Retirement of the New Notes”.

Holders may convert their New 3.375% Notes only in denominations of $1,000 principal amount and integral multiples thereof. The right of conversion attaching to any New 3.375% Note may be exercised (a) if such New 3.375% Note is represented by a global security, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such New 3.375% Note is represented by a certificated security, by delivery of such New 3.375% Note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder surrendering a New 3.375% Note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder. In addition, if a holder surrenders New 3.375% Notes for conversion after a record date for an interest payment and prior to the corresponding interest payment date, the holder will be required to pay the interest payable on such New 3.375% Notes on such interest payment date, unless such New 3.375% Notes have been called for redemption, in which case no such payment shall be required The conversion date shall be the business day on which the New 3.375% Note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met, if all requirements for conversion shall have been satisfied by 11:00 a.m. New York City time on such day, and, in all other cases, the conversion date shall be the next succeeding business day.

Conversion Price Adjustments

We will adjust the conversion price if (without duplication):

(1) we issue shares of our common stock or other capital stock as a dividend or distribution on our common stock;

(2) we subdivide, combine or reclassify our common stock;

(3) we issue to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase shares of our common stock or securities convertible into shares of our common stock at a price per share less than the market price;

(4) we distribute to all holders of our common stock evidences of our indebtedness, shares of capital stock (other than shares of our common stock), securities, cash, other securities or assets, rights, warrants or options, excluding:

•	those rights, warrants or options referred to in clause (3) above;

•	any dividend or distribution paid to all or substantially all holders of our common stock exclusively in cash not referred to in clause (5) below; and

•	any dividend or distribution referred to in clause (1) above;

(5) we declare a dividend or distribution to all of the holders of our common stock;

(6) we complete a repurchase (including by way of a tender offer) of shares of our common stock, and the fair market value of the sum of:

•	the aggregate consideration paid for such common stock; and

•	the aggregate fair market value of any amounts previously paid for the repurchase of common stock of a type referred to in this clause (6) within the preceding 12 months in respect of which no adjustment has been made;

exceeds 5% of our aggregate common stock market capitalization on the date of, and after giving effect to, such repurchase; or

(7) someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause will only be made if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of our common stock to more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock; and

•	the cash and value of any other consideration included in the payment per share of our common stock exceeds the current market price per share of our common stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause (7) will not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger involving us or a sale of all or substantially all of our assets.

The conversion rate shall be determined by dividing $1,000 principal amount of the New 3.375% Notes by the conversion price, as adjusted.

For purposes of the foregoing, the term “common stock market capitalization” as of any date of calculation means the average closing sale price of our common stock on the ten trading days immediately prior to such date of calculation multiplied by the average aggregate number of shares of our common stock outstanding on the ten trading days immediately prior to such date of calculation.

To the extent that we adopt any future rights plan, upon conversion of the New 3.375% Notes into our common stock, you will receive, in addition to the cash and shares, if any, of our common stock issuable in connection therewith, the rights under the future rights plan whether or not the rights have separated from our common stock at the time of conversion and no adjustment to the conversion price will be made in accordance with clause (4) above.

The conversion price will not be adjusted until adjustments amount to 1% or more of the conversion price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

Except as described in this paragraph and as described in “—Conversion Rights—Payment” with respect to conversions after the seventh trading day prior to maturity, no holder of New 3.375% Notes will be entitled, upon conversion of the New 3.375% Notes, to any actual payment or adjustment on account of accrued and unpaid interest, including contingent interest, if any, or on account of dividends on shares issued in connection with the conversion. If any holder surrenders a New 3.375% Note for conversion between the close of business on any record date for the payment of an installment of interest (including contingent interest, if any) and the opening of business on the related interest payment date, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including contingent interest, if any) on the principal amount to be converted together with the New 3.375% Note being surrendered. The foregoing sentence shall not apply to New 3.375% Notes called for redemption on a redemption date within the period between and including the record date and the interest payment date.

We may from time to time reduce the conversion price if our board of directors determines that this reduction would be in our best interests. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

Adjustment to Conversion Rate upon Conversion Change in Control

General

If and only to the extent you elect to convert your New 3.375% Notes in connection with a Conversion Change in Control as described above under “Conversion Rights—Conversion upon Specified Corporate Transactions” on or after the effective date of such Conversion Change in Control, pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Conversion Change in Control consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate for the New 3.375% Notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. The number of additional shares will be determined by reference to the table below, based on the date on which such Conversion Change in Control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such Conversion Change in Control. If holders of our common stock receive only cash in such Conversion Change in Control, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such Conversion Change in Control.

The stock prices set forth in the first column of the table below (i.e., row headers) will be adjusted as of any date on which the conversion price of the New 3.375% Notes is adjusted, as described above under “—Conversion Price Adjustments”. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Price Adjustments”.

The following table sets forth the hypothetical stock price, effective date and shares added to the conversion rate upon a Conversion Change in Control for each $1,000 principal amount of the New 3.375% Notes:

	10/22/2004	11/25/2005	11/25/2006	11/25/2007	11/25/2008	11/25/2009	11/25/2010	11/25/2011	11/30/2012
$ 25.00	18.2609	18.2609	18.2609	18.2609	18.2609	18.2609	18.2609	18.2609	18.2609
$ 30.00	13.4224	13.1881	12.9709	12.7570	12.5243	12.2410	11.8970	11.6055	11.5879
$ 35.00	10.4886	10.1506	9.8154	9.4555	9.0452	8.5503	7.9326	7.2360	6.8269
$ 40.00	8.4836	8.0921	7.6965	7.2606	6.7558	6.1437	5.3691	4.3816	3.2562
$ 45.00	7.0563	6.6434	6.2231	5.7553	5.2117	4.5545	3.7256	2.6319	0.4789
$ 50.00	6.0088	5.5912	5.1677	4.6949	4.1473	3.4913	2.6779	1.6239	0.0000
$ 55.00	5.2151	4.8046	4.3900	3.9279	3.3961	2.7678	2.0077	1.0694	0.0000
$ 60.00	4.5947	4.2022	3.8032	3.3600	2.8544	2.2660	1.5741	0.7673	0.0000
$ 65.00	4.1064	3.7319	3.3520	2.9302	2.4553	1.9109	1.2891	0.6022	0.0000
$ 70.00	3.7128	3.3544	2.9943	2.5987	2.1556	1.6540	1.0972	0.5092	0.0000
$ 90.00	2.6914	2.4029	2.1167	1.8077	1.4729	1.1114	0.7353	0.3618	0.0000
$110.00	2.1258	1.8903	1.6588	1.4125	1.1497	0.8707	0.5847	0.2945	0.0000
$130.00	1.7666	1.5690	1.3761	1.1718	0.9558	0.7277	0.4923	0.2491	0.0000
$150.00	1.5160	1.3464	1.1813	1.0069	0.8229	0.6281	0.4262	0.2159	0.0000
$170.00	1.3302	1.1817	1.0373	0.8850	0.7242	0.5536	0.3760	0.1905	0.0000

The exact stock price and effective dates may not be set forth on the table; in which case, if the stock price is:

•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year;

•	in excess of $170.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	less than $25.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion pursuant to a Conversion Change in Control exceed the conversion rate per $1,000 principal amount of the New 3.375% Notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Price Adjustments” but not adjustments to the conversion rate upon a Conversion Change in Control.

Conversion After a Public Acquirer Change in Control

Notwithstanding the foregoing, in the case of a public acquirer change in control (as defined below), we may, in lieu of increasing the conversion rate by additional shares as described in “—Adjustment to Conversion Rate upon a Conversion Change in Control—General” above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change in control, holders of the New 3.375% Notes will be entitled, subject to the net share settlement procedures described in “—Conversion Rights—Payment”, to convert their New 3.375% Notes into a number of shares of public acquirer common stock (as defined below) by multiplying the conversion rate in effect immediately before the public acquirer change in control by a fraction:

•	the numerator of which will be (i) in the case of a Conversion Change in Control consisting of a share exchange, consolidation or merger, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change in control, the average of the last reported sale price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change in control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change in control.

A “public acquirer change in control” means any event constituting a Conversion Change in Control that would otherwise obligate us to increase the conversion rate as described above under “—Adjustment to Conversion Rate upon Conversion Change in Control—General” and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if either (1) a direct or indirect majority owned subsidiary of acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement; in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change in control, if we so elect, holders may convert their New 3.375% Notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increased conversion rate described under “—Adjustment to Conversion Rate upon a Conversion Change in Control—General”. We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights”, holders may convert their New 3.375% Notes upon a public acquirer change in control during the period specified therein. In addition, the holder can also, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control”.

Optional Redemption of the New 3.375% Notes

Prior to November 30, 2012, we cannot redeem the New 3.375% Notes at our option. Beginning on November 30, 2012, we may redeem the New 3.375% Notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the New 3.375% Notes plus accrued and unpaid interest (including contingent interest, if any) up to but not including the date of redemption. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the New 3.375% Notes. If we opt to redeem less than all of the New 3.375% Notes at any time, the trustee will select or cause to be selected the New 3.375% Notes to be redeemed on a pro rata basis. In the event of a partial redemption, the trustee may provide for selection for redemption of portions of the principal amount of any New 3.375% Note of a denomination larger than $1,000.

Repurchase of New 3.375% Notes at the Option of the Holder

A holder has the right to require us to repurchase all or a portion of the New 3.375% Notes held by the holder on November 25, 2012, 2015 and 2020. We will repurchase the New 3.375% Notes for an amount of cash equal to 100% of the principal amount of the New 3.375% Notes on the date of purchase, plus accrued and unpaid interest (including contingent interest, if any) up to, but not including, the date of repurchase. To exercise the repurchase right, the holder of a New 3.375% Note must deliver, during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day before the repurchase date, a written notice to us and the trustee of such holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the New 3.375% Note or New 3.375% Notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

Mandatory Redemption

Except as set forth under “—Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control” and “—Repurchase of New 3.375% Notes at the Option of the Holder”, we are not required to make mandatory redemption of, or sinking fund payments with respect to, the New 3.375% Notes.

Right to Require Purchase of New 3.375% Notes upon a Repurchase Change in Control

If a Repurchase Change in Control (as defined below) occurs, each holder of New 3.375% Notes may require that we repurchase the holder’s New 3.375% Notes on the date fixed by us that is not less than 45 days nor more than 60 days after we give notice of the Repurchase Change in Control. We will repurchase the New 3.375% Notes for an amount of cash equal to 100% of the principal amount of the New 3.375% Notes, plus accrued and unpaid interest, including contingent interest, if any, to the date of repurchase.

“Repurchase Change in Control” means the occurrence of one or more of the following events:

•	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any person or group of related persons, as defined in Section 13 (d) of the Securities Exchange Act of 1934, as amended (a “Group”) (whether or not otherwise in compliance with the provisions of the indenture);

•	the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution (whether or not otherwise in compliance with the provisions of the indenture);

•	any person or Group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock; or

•	the first day on which a majority of the members of our board of directors are not continuing directors.

The definition of “Repurchase Change in Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New 3.375% Notes to require us to repurchase such New 3.375% Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or Group may be uncertain.

“Continuing directors” means, as of any date of determination, any member of our board of directors who:

•	was a member of such board of directors on the date of the original issuance of the New 3.375% Notes; or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

On or prior to the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the New 3.375% Notes which is to be paid on the date of repurchase.

On or before the 30th day after the Repurchase Change in Control, we must mail to the trustee and all holders of the New 3.375% Notes a notice of the occurrence of the Repurchase Change in Control, stating, among other things:

•	the repurchase date;

•	the date by which the repurchase right must be exercised;

•	the repurchase price for the New 3.375% Notes; and

•	the procedures which a holder of New 3.375% Notes must follow to exercise the repurchase right.

To exercise the repurchase right, the holder of a New 3.375% Note must deliver, on or before the third business day before the repurchase date, a written notice to us and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the New 3.375% Note or New 3.375% Notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

The effect of these provisions granting the holders the right to require us to repurchase the New 3.375% Notes upon the occurrence of a Repurchase Change in Control may make it more difficult for any person or group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of New 3.375% Notes following the occurrence of a Repurchase Change in Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—We may not be able to repurchase the New 3.375% Notes when required or make the required cash payments upon conversion of the Notes”.

Any obligation to repurchase a holder’s New 3.375% Notes if a Repurchase Change in Control occurs will be satisfied if a third party repurchases the holder’s New 3.375% Notes in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a repurchase of the holder’s New 3.375% Notes made by us and purchases all New 3.375% Notes properly tendered and not withdrawn upon the exercise of repurchase rights.

If a Repurchase Change in Control occurs and the holders exercise their rights to require us to repurchase New 3.375% Notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a person shall be deemed to have “beneficial ownership” of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the New 3.375% Notes, consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety to, any other person, if:

•	we are the resulting or surviving corporation, or the successor, transferee or lessee, if other than us, is a corporation organized and validly existing under the laws of United States, any State thereof or the District of Columbia and expressly assumes by supplemental indenture executed and delivered to the trustee, all of our obligations under the indenture, the New 3.375% Notes and the registration rights agreement; and

•	after giving effect to the transaction, no event of default and no event which, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

Under any consolidation, merger or any conveyance, transfer or lease of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the New 3.375% Notes.

Modification and Waiver

We, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the New 3.375% Notes with the consent of the holders of at least a majority in aggregate principal amount of the New 3.375% Notes then outstanding. However, without the consent of each holder of an outstanding New 3.375% Note, no supplemental indenture may, among other things:

•	change the stated maturity of the principal of, or payment date of any installment of interest (including contingent interest, if any) on, any New 3.375% Note;

•	reduce the principal amount of or the rate of interest (including contingent interest, if any) on, any New 3.375% Note;

•	change the currency in which the principal of any New 3.375% Note or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any New 3.375% Note when due;

•	after the Company’s obligation to purchase New 3.375% Notes arises thereunder, amend, change or modify in any material respect in a manner adverse to the holders of the obligation of the Company to make and consummate a Repurchase Change in Control offer in the event of a Repurchase Change in Control or, after such Repurchase Change in Control has occurred, modify any of the provisions or definitions with respect thereto;

•	adversely affect the right provided in the indenture to convert any New 3.375% Note;

•	reduce the percentage in principal amount of the outstanding New 3.375% Notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

•	waive a default in the payment of principal of or interest (including contingent interest, if any) on, any New 3.375% Note; or

•	modify or change the provision of the indenture regarding waiver of past defaults and the provision regarding rights of holders to receive payment.

The holders of a majority in principal amount of the outstanding New 3.375% Notes may, on behalf of the holders of all New 3.375% Notes:

•	waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

•	waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any interest (including contingent interest, if any) on any New 3.375% Note or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding New 3.375% Note affected.

Without the consent of any holders of New 3.375% Notes, we, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to evidence a successor to us and the assumption by the successor of our obligations under the indenture and the New 3.375% Notes;

•	to make any change that does not adversely affect the rights of any holder of the New 3.375% Notes;

•	to provide the holders of the New 3.375% Notes with any additional rights or benefits;

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to complete or make provision for certain other matters contemplated by the indenture.

Events of Default

Each of the following is an “event of default”:

(1) a default in the payment of any interest (including contingent interest, if any) upon any of the New 3.375% Notes when due and payable and such default continues for a period of 30 days;

(2) a default in the payment of the principal of the New 3.375% Notes when due, including on a redemption or repurchase date;

(3) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or our subsidiaries’ indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by us or such subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20,000,000 or more at any time;

(4) failure by us or any of our significant subsidiaries to pay final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $20,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(5) a default by us in the performance, or breach, of any of our covenants in the indenture which are not remedied within 45 days;

(6) our failure to issue common stock upon conversion of New 3.375% Notes by a holder in accordance with the provisions set forth in the indenture;

(7) any guarantee by a significant subsidiary shall for any reason cease to be in full force and effect or be asserted by us or any such guarantor, as applicable, not to be in full force and effect (in each case, except pursuant to the release of any such guarantee in accordance with the provisions of the indenture); or

(8) events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries.

For purposes of items (4), (7) or (8) above, a “significant subsidiary” shall be, generally, a subsidiary that accounts for more than 10% of the Company and its consolidated subsidiaries’ assets or income for the most recently completed fiscal year.

If an event of default described above (other than an event of default specified in clause (8) above with respect to the Company) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding New 3.375% Notes may declare the principal amount of and accrued and unpaid interest (including contingent interest, if any) on all New 3.375% Notes to be immediately due and payable. This declaration may be rescinded if the conditions described in the indenture are satisfied. If an event of default of the type referred to in clause (8) above with respect to the Company occurs, the principal amount of and accrued and unpaid interest (including contingent interest, if any) on the outstanding New 3.375% Notes will automatically become immediately due and payable.

Within 90 days following a default, the trustee must give to the registered holders of New 3.375% Notes notice of all uncured defaults known to it. The trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered holders, except in the case of a default in the payment of the principal of, or interest, including contingent interest, if any, on, any of the New 3.375% Notes when due or in the payment of any redemption or repurchase obligation.

The holders of not less than a majority in principal amount of the outstanding New 3.375% Notes may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the New 3.375% Notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, including contingent interest, if any, when due or the right to convert a New 3.375% Note in accordance with the indenture, no holder may institute a proceeding or pursue any remedy with respect to the indenture or the New 3.375% Notes unless the conditions provided in the indenture have been satisfied, including:

•	holders of at least 25% in principal amount of the outstanding New 3.375% Notes have requested the trustee to pursue the remedy; and

•	holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense.

We are required to deliver to the trustee annually a certificate indicating whether the officers signing the certificate know of any default by us in the performance or observance of any of the terms of the indenture. If the officers know of a default, the certificate must specify the status and nature of all defaults.

Book-Entry System

The New 3.375% Notes will be issued in the form of global notes held in book-entry form. DTC or its nominee is the sole registered holder of the New 3.375% Notes for all purposes under the indenture. Owners of beneficial interests in the New 3.375% Notes represented by the global notes will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Any such interests may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the New 3.375% Notes, in accordance with the procedures and practices of DTC. Beneficial owners are not holders and are not entitled to any rights under the global notes or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global notes.

Exchange of Global Notes

The New 3.375% Notes, represented by one or more global notes, will be exchangeable for certificated notes with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•	we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary; or

•	an event of default under the indenture occurs and is continuing.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” for registered participants, and it facilitates the settlement of transactions among its participants in securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Governing Law

The indenture and the New 3.375% Notes will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

Trustee

Deutsche Bank Trust Company Americas will act as trustee for the New 3.375% Notes. The trustee can be contacted at the address set forth below regarding transfer or conversion of the New 3.375% Notes.

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

New York, New York 10005

Attention: Corporate Trust and Agency Services

Facsimile No. (212) 797-8614

DESCRIPTION OF CAPITAL STOCK

This summary of the material features and rights of our capital stock does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our certificate of incorporation and by-laws. See “Where You Can Find More Information”.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 120,000,000 common shares, par value $1.00 per share. As of September 30, 2004, there were 50,541,825 common shares issued, which included 48,397,724 outstanding shares and 2,144,101 treasury shares. Holders of our common shares are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common shares are entitled to vote. Subject to the preferences applicable to any outstanding preferred stock, the holders of common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, holders of common shares will be entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to such preferences applicable to any outstanding preferred stock. The holders of our common shares have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2004, no shares of preferred stock were issued and outstanding. Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders and may adversely affect the market price, and the voting and other rights, of the holders of our common shares. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common shares, including the loss of voting rights to others.

Delaware Anti-Takeover Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

In addition, our certificate of incorporation provides that certain “business combinations” require an affirmative vote of holders of at least 80% of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors.

Our certificate of incorporation also contains restrictions on such business combinations by requiring the approval of a majority of continuing directors, as well as by requiring that certain fair price provisions be satisfied. Continuing directors are directors (a) serving as directors prior to June 1, 1983, (b) serving as directors before the substantial stockholder acquired 10% of the then outstanding voting shares or (c) designated as continuing directors by a majority of the then continuing directors prior to the directors’ election. Fair price provisions in our certificate of incorporation mandate that the amount of cash and the fair market value of other consideration to be received per share by holders of common stock not fall below certain ratios.

The term “business combination” is defined in our certificate of incorporation generally to include any merger or consolidation of our company or any subsidiary with or into any substantial stockholder or any other corporation, whether or not itself a substantial stockholder which, after such merger or consolidation, would be an affiliate of a substantial stockholder, transactions with a substantial stockholder involving assets or stock of our company or any majority-owned subsidiary with an aggregate fair market value of $5,000,000 or more, and transactions that increase a substantial stockholder’s percentage ownership of our capital stock. A “substantial stockholder” is defined generally as any person who is or becomes the beneficial owner of not less than 10% of the voting shares, together with any affiliate of such stockholder. An “affiliate” has the meaning set forth in the rules under the Securities Exchange Act of 1934, as amended.

Our certificate of incorporation also provides that stockholders may act only at an annual or special meeting of stockholders and not by written consent. Our bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the Chief Executive Officer or a majority of our board of directors. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the stockholders and would be unable to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the appraisal of a merger, would have to wait for the next duly called stockholders meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange offers and the ownership and disposition of the New Notes and common stock into which the New Notes are convertible, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who receive the New Notes in exchange for Existing Notes pursuant to the exchange offers or, with respect to the discussion under “Consequences of the Exchange Offers—Non-Exchanging Holders,” holders who do not exchange their Existing Notes pursuant to the exchange offer, and, in each case, who hold the New Notes and the common stock into which the New Notes are convertible as capital assets within the meaning of the Code. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the New Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transactions; or

•	persons deemed to sell the New Notes or common stock into which the New Notes are convertible under the constructive sale provisions of the Code.

If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership that holds Existing Notes, New Notes or common stock should consult its tax advisors.

For purposes of this summary, a “U.S. holder” means a beneficial owner of Existing Notes or New Notes that is:

•	an individual citizen or resident of the United States;

•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) where both (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decision or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A non-U.S. holder is a beneficial owner of Existing Notes or New Notes that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OFFERS AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND THE COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences of the Exchange Offers

Exchanging Holders

Characterization of the exchange. Generally, the modification of a debt instrument, whether effected pursuant to an amendment of the terms of a debt instrument or an actual exchange of an existing debt instrument for a new debt instrument, will be treated as an exchange of the existing debt instrument for a new debt instrument for tax purposes if there is deemed to be a “significant modification” of the terms of the existing debt instrument as determined for U.S. federal income tax purposes. It is not entirely clear whether the exchange of the Existing Notes for the New Notes will be treated as a significant modification of the terms of the Existing Notes for U.S. federal income tax purposes. The exchange will be a significant modification of the terms of the Existing Notes if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. We will take the position that the exchange of Existing Notes for New Notes will not constitute an exchange for U.S. federal income tax purposes because we believe that the differences between the terms of the Existing Notes and the New Notes are not economically significant and, as a result, do not constitute a significant modification of the terms of the Existing Notes. By participating in the exchange offer, each holder will be deemed to have agreed pursuant to the indentures governing the New Notes to treat the exchange as not constituting a significant modification of the terms of the Existing Notes. There can be no assurance, however, that the IRS will agree that the exchange of Existing Notes for New Notes does not constitute a significant modification of the terms of the Existing Notes.

Treatment if exchange does not constitute a significant modification. If consistent with our position that the exchange of Existing Notes for New Notes does not constitute a significant modification of the terms of the Existing Notes, there will be no U.S. federal income tax consequences to a holder who exchanges Existing Notes for New Notes, and each holder will have the same tax basis and holding period in the New Notes as such holder had in the Existing Notes immediately prior to the exchange.

Treatment if exchange constitutes a significant modification. If, contrary to our position, the exchange of the Existing Notes for New Notes were treated as a significant modification of the terms of the Existing Notes, the results for holders are not entirely clear. The exchange might be treated as a recapitalization for U.S. federal income tax purposes, in which case holders would not recognize any gain or loss as a result of the exchange, and would have the same tax basis and holding period in the New Notes as such holder had in the Existing Notes prior to the exchange. Whether the exchange would constitute a recapitalization would depend, in part, on whether the Existing Notes and the New Notes were treated as “securities” for U.S. federal income tax purposes. If either the Existing Notes or the New Notes were not treated as securities, the exchange would be a taxable transaction for U.S. federal income tax purposes. In such case, each holder would recognize gain or loss, treating the issue price of the New Notes (generally the fair market value of the New Notes if they are considered to be traded on an established market) as the amount realized in the exchange. Any gain would generally be treated as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The holding period in the New Notes would begin the day after the exchange, and each holder’s tax basis in the New Notes generally would equal the issue price of the New Notes (as described above). Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences if the exchange of the Existing Notes for New Notes is treated as a “significant modification” of the terms of the Existing Notes.

Non-Exchanging Holders

Holders of Existing Notes who do not exchange Existing Notes for New Notes in the exchange offers will not recognize any gain or loss for U.S. federal income tax purposes as a result of the exchange offers. Such holders will continue to have the same tax basis and holding period in their Existing Notes as such holders had immediately prior to the exchange offers.

Agreements Made Pursuant to the Indentures

Under the indentures governing the New Notes, we will agree, and by acceptance of a beneficial interest in the New Notes, each holder will be deemed to have agreed for U.S. federal income tax purposes: (i) to treat the New Notes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent payment debt regulations”); (ii) to be bound by our determination of the applicable comparable yield and projected payment schedule (in the absence of an administrative determination or judicial ruling to the contrary); and (iii) to treat the exchange of Existing Notes for New Notes as not constituting a “significant modification” of the terms of the Existing Notes.

The remainder of this summary assumes that for U.S. federal income tax purposes the New Notes will be treated as indebtedness that is subject to the contingent payment debt regulations and that the exchange of the Existing Notes for New Notes will not be treated as a “significant modification” of the terms of the Existing Notes.

U.S. Holders

Interest Accruals on the New Notes

Under the contingent payment debt regulations, a U.S. holder, regardless of its method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on the New Notes on a constant yield basis at an assumed yield (the “comparable yield”), which was determined at the time of issuance of the Existing Notes. Accordingly, U.S. holders generally will be required to include interest in income, in each year prior to maturity, in excess of the regular interest payments on the New Notes. The comparable yield for the Existing Notes was based on the yield at which we could have issued a nonconvertible fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the Existing Notes. We determined the comparable yield to be 8.10% for the Existing 3.375% Notes and 9.0% for the Existing 5.0% Notes, and such comparable yields will continue to apply to the New 3.375% Notes and the New 5.0% Notes, respectively.

We prepared a “projected payment schedule” for each of the Existing 5.0% Notes and the Existing 3.375% Notes which represents a series of payments the amount and timing of which produce a yield to maturity equal to their respective comparable yield. The projected payment schedule we prepared for the Existing 5.0% Notes and the Existing 3.375% Notes will continue to apply to the New 5.0% Notes and the New 3.375% Notes, respectively. Holders that wish to obtain the applicable projected payment schedule for their Notes may do so by submitting a written request for such information to Yellow Roadway Corporation, 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Chief Financial Officer.

Neither the comparable yield nor the projected payment schedule that is applicable to any of the Notes constitutes a projection or representation by us regarding the actual amount that will be paid on such Notes, or the value at any time of the cash and common stock, if any, into which the Notes may be converted. Pursuant to the terms of the indentures applicable to the Notes, we and every holder have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to be bound by our determination of the applicable comparable yield and projected payment schedule.

Based on the comparable yield and the adjusted issue price of the New Notes, a U.S. holder of a New Note (regardless of its accounting method) will be required to accrue interest as the sum of the daily portions of interest on the New Note for each day in the taxable year on which the U.S. holder holds the New Note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the New Note (as set forth below). The daily portions of interest in respect of a New Note are determined by allocating to each day in an accrual period the ratable portion of interest on the New Note that accrues in the accrual period. The amount of interest on a New Note that accrues in an accrual period is the product of the comparable yield for the New Note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the New Note. The adjusted issue price of a New Note is equal to the initial issue price of the Existing Note for which it was exchanged (the first price at which a substantial amount of such Existing Notes were sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) (x) increased by any interest previously accrued on such Existing Note or New Note (disregarding any positive or negative adjustments described below) and (y) decreased by the amount of any projected payments on such Existing Note or New Note for previous accrual periods.

In addition to the interest accrual discussed above, a U.S. holder will be required to recognize interest income equal to the amount of the excess of actual payments over projected payments (a “positive adjustment”) in respect of a New Note for a taxable year. For this purpose, the payments in a taxable year include the fair market value of property (including our common stock) received in that year. If a U.S. holder receives actual payments that are less than the projected payments in respect of a New Note for a taxable year, the U.S. holder will incur a “negative adjustment” equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest in respect of the New Note that a U.S. holder would otherwise be required to include in income in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the Existing Note or the New Note over (B) the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the Existing Note or the New Note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in clauses (i) and (ii) of the preceding sentence will be carried forward to offset future interest income in respect of the New Notes or to reduce the amount realized on a sale, conversion, exchange, redemption or retirement of the New Notes.

Further, a U.S. holder whose tax basis in an Existing Note or a New Note differs from the adjusted issued price of such note at the time of acquisition must reasonably allocate the difference to (i) daily portions of interest or (ii) the projected payments over the remaining term of such note. An allocation to daily portions of interest should be reasonable to the extent that the difference is due to a change in the yield, at such acquisition date, at which we could issue a nonconvertible fixed rate debt instrument with no contingent payments, but with terms otherwise similar to those of the Existing Notes or the New Notes. An allocation to the projected payments should be reasonable to the extent that the anticipated value of our common stock over the remaining term of the Existing Note or the New Note, determined on the basis of the market conditions at the acquisition date, differs from the anticipated value of our common stock, as it had been determined on the basis of market conditions which prevailed at the time of original issuance.

If a U.S. holder’s tax basis in an Existing Note or a New Note is greater than the adjusted issue price of such note, the amount of the difference allocated to a daily portion of interest or a projected payment will be treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. holder’s adjusted tax basis in such note will be reduced by the amount the U.S. holder treats as a negative adjustment. In contrast, if a U.S. holder’s tax basis in an Existing Note or a New Note is less than the adjusted issue price of such note, the amount of the difference allocated to a daily portion of interest or to a projected payment will be treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. holder’s adjusted tax basis in such note will be increased by the amount the U.S. holder treats as a positive adjustment. A U.S. holder who purchased Existing Notes or New Notes for an amount that is more or less than the adjusted issue price of such notes should consult its tax advisors regarding the adjustments described above.

Sale, Conversion, Exchange, Redemption or Retirement of the New Notes

Upon a sale, conversion, exchange, redemption or retirement of a New Note for cash or a combination of cash and our common stock, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement (including the fair market value of our common stock received, if any) and such U.S. holder’s adjusted tax basis in the New Note. A U.S. holder’s adjusted tax basis in a New Note will generally be equal to the U.S. holder’s purchase price for the exchanged Existing Note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously made on the Existing Note or New Note to the U.S. holder. A U.S. holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations.

A U.S. holder’s tax basis in our common stock received upon a conversion of a New Note will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received upon the conversion of a New Note will commence on the day immediately following the date of conversion.

Constructive Dividends

If at any time we increase the conversion rate, either at our discretion or pursuant to the anti-dilution provisions of the New Notes, the increase may be deemed to be the payment of a taxable dividend to the U.S. holders of the New Notes. Generally, a reasonable increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable dividend.

Distributions on Common Stock

Distributions paid on our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, and under current rules, dividends received by a non-corporate U.S. holder generally will be subject to U.S. federal income tax at rates generally applicable to long-term capital gains, provided certain holding period requirements are satisfied.

Sale or Other Disposition of Common Stock

Gain or loss realized by a U.S. holder on the sale or other disposition of our common stock will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. holder held the common stock for more than one year. The amount of the U.S. holder’s gain or loss will be equal to the difference between the U.S. holder’s tax basis in the common stock disposed of and the amount realized on the disposition.

Non-U.S. Holders

Payments on the New Notes

All payments on the New Notes made to a non-U.S. holder, including a payment in cash or a combination of cash and our common stock pursuant to a conversion, exchange, redemption or retirement and any gain realized on a sale of the New Notes, will be exempt from U.S. federal income and withholding tax, provided that:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest;

•	the certification requirement described below has been fulfilled with respect to the non-U.S. holder;

•	such payments are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (or, if certain income tax treaties apply, are not attributable to a U.S. permanent establishment); and

•	in the case of gain realized on the sale, conversion, exchange, redemption or retirement of the New Notes we are not, and have not been within the shorter of the five-year period preceding such sale, conversion, exchange, redemption or retirement and the period the non-U.S. holder held the New Notes, a U.S. real property holding corporation. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

However, if a non-U.S. holder were deemed to have received a constructive dividend (see “—U.S. Holders—Constructive Dividends” above), the non-U.S. holder generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction by an applicable treaty, on the taxable amount of the dividend. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

The certification requirement referred to above will be fulfilled if the beneficial owner of a New Note certifies on IRS Form W-8BEN (or suitable successor form) under penalties of perjury that it is not a U.S. person and provides its name and address.

If a non-U.S. holder of a New Note is engaged in a trade or business in the United States, and if payments on the New Note are effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see “—U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from withholding tax. These non-U.S. holders should consult their own tax advisors with respect to other tax consequences of the ownership of the New Notes, including the possible imposition of a 30% branch profits tax.

Distributions on Common Stock

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable successor form) certifying its entitlement to benefits under a treaty. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

If a non-U.S holder of our common stock is engaged in a trade or business in the United States, and if the dividends are effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see “—U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from U.S. withholding tax. These non-U.S. holders should consult their own tax advisors with respect to other U.S. federal income tax consequences of the ownership of our common stock, including the possible imposition of a 30% branch profits tax.

Sale or Other Disposition of Common Stock

A non-U.S holder generally will not be subject to U.S. federal income and withholding tax on gain realized on a sale or other disposition of our common stock unless:

•	the gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment);

•	in the case of a non-U.S. holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale or other disposition and the period the non-U.S. holder held the common stock. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

If a non-U.S. holder of our common stock is engaged in a trade or business in the United States, and if the gain on the common stock is effectively connected with the conduct of this trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), the non-U.S. holder will generally be taxed in the same manner as a U.S. holder (see “—U.S. Holders” above). These non-U.S. holders should consult their own tax advisors with respect to other tax consequences of the disposition of the common stock, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the New Notes, the common stock and the proceeds from a sale or other disposition of the New Notes or the common stock. A U.S. holder may be subject to U.S. backup withholding tax on these payments if it fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. holder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of non-U.S. holders to claim the exemption from withholding tax on certain payments on the New Notes, described above, will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the Notes and the shares of common stock issuable upon conversion of the Notes will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas.

EXPERTS

The consolidated balance sheets of Yellow Roadway as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2003, and the related financial schedule, have been incorporated in this prospectus and Registration Statement by reference from Yellow Roadway’s 2003 Annual Report on Form 10-K, as amended, in each case in reliance on the reports of KPMG LLP, independent registered public accounting firm, which are also incorporated by reference in this prospectus and Registration Statement, and upon the authority of said firm as experts in auditing and accounting. The audit report includes an explanatory paragraph that describes Yellow Roadway’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, discussed in the notes to Yellow Roadway’s financial statements.

The consolidated financial statements and schedules of Roadway Corporation at December 11, 2003 and December 31, 2002, and for the period from January 1, 2003 to December 11, 2003 and for each of the two years in the period ended December 31, 2002, incorporated in this prospectus by reference to Yellow Roadway’s Current Reports on Form 8-K filed on February 19, 2004 (as amended on March 4, 2004) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Yellow Roadway files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that Yellow Roadway has filed with the Securities and Exchange Commission at the following Securities and Exchange Commission public reference room:

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

The Yellow Roadway common stock is traded on the NASDAQ National Market under the symbol “YELL”, and Yellow Roadway’s Securities and Exchange Commission filings can also be read at the following address:

Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006

Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission’s internet website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the Securities and Exchange Commission. In addition, Yellow Roadway’s Securities and Exchange Commission filings are also available to the public on Yellow Roadway’s website, http://www.yellowroadway.com. Information contained on Yellow Roadway’s web site is not incorporated by reference into this prospectus, and you should not consider information contained on that web site as part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this prospectus and until this offering is complete. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004.

•	our Current Reports on Form 8-K filed on December 18, 2003, as amended, February 19, 2004, as amended, March 17, 2004, May 20, 2004, May 25, 2004, June 18, 2004 and September 16, 2004.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all information that is incorporated by reference into this prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person without charge, upon written or oral request. You may request a copy of these documents by writing or telephoning us at Yellow Roadway Corporation, 10990 Roe Avenue, Overland Park, Kansas 66211, (913) 696-6100.

Yellow Roadway Corporation

Offer to Exchange

5.0% Contingent Convertible Senior Notes due 2023

and

Offer to Exchange

3.375% Contingent Convertible Senior Notes due 2023

The Exchange Agent for the Exchange Offers is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Hand: Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041	By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Attention: Shalini Kumar, Karl Shepherd

By Overnight Mail or Courier: DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attention: Shalini Kumar, Karl Shepherd	By Facsimile: (615) 835-3701 (For Eligible Institutions Only) Confirm by Telephone: (615) 835-3572

For information:

(800) 735-7777

Questions or requests for assistance or additional copies of our prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

The Information Agent for the Exchange Offers is:

Morrow & Co., Inc.

445 Park Avenue, 5th Floor

New York, New York 10022

(212) 754-8000

Banks and Brokerage Firms, Please Call: (800) 654-2468

Stockholders Call Toll Free: (800) 607-0088

E-mail: yell.info@morrowco.com

The Dealer Manager for the Exchange Offers is:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification Of Officers And Directors.

The Certificate of Incorporation and Bylaws of Yellow Roadway Corporation together provide that Yellow Roadway’s directors shall not be personally liable to Yellow Roadway or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to Yellow Roadway or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of Yellow Roadway also provide that if the DGCL is amended to permit further elimination of limitation of the personal liability of the directors, then the liability of Yellow Roadway’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Yellow Roadway maintains directors’ and officers’ liability insurance against any actual or alleged error misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing.

DGCL Section 102(b)(7) provides that Yellow Roadway may indemnify a present or former director if such director conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Yellow Roadway’s best interests.

DGCL Section 145 provides that Yellow Roadway may indemnify its directors and officers, as well as other employees and individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of Yellow Roadway (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Yellow Roadway’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that Yellow Roadway may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to Yellow Roadway. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

In the Agreement and Plan of Merger among Yellow Corporation, Yankee LLC, a wholly owned subsidiary of Yellow Corporation (“Sub”), and Roadway Corporation (“Roadway”), dated as of July 8, 2003, pursuant to which Roadway was merged with and into Sub, with Sub as the surviving company (the “Roadway Merger”), Yellow Roadway agreed to indemnify the former officers and directors of Roadway from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Roadway Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under Roadway’s certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Roadway Merger, Yellow Roadway will provide Roadway’s officers and directors with an insurance and indemnification policy that provides coverage for acts or omissions through the effective time of the Roadway Merger; provided that the maximum aggregate amount of premiums that Yellow Roadway will be required to pay to provide and maintain this coverage does not exceed $3,944,400 per year.

The directors, officers and managers of each additional registrant listed in this registration statement under the Table of Additional Registrants may be insured or indemnified against liability incurred in their capacities as directors, officers or managers pursuant to certain provisions in the charter, bylaws or similar organizational documents of such additional registrant or state law statutory provisions regarding indemnification or limitations of liability in the state of incorporation or organization of such additional registrant. The charter, bylaws and similar organizational documents of each such additional registrant are set forth in the exhibits to this registration statement.

Item 21. Exhibits

Exhibit No.		Description

1.1	*	—Form of Dealer Manager Agreement.

3.1

—Certificate of Incorporation of Yellow Roadway Corporation, formerly known as Yellow Corporation (incorporated herein by reference to Exhibit 3.1 to Yellow Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 6, 2003, Reg. No. 000-12255).

3.2

—Certificate of Amendment to the Certificate of Incorporation of Yellow Roadway Corporation, formerly known as Yellow Corporation (incorporated herein by reference to Exhibit 4.2 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-111499).

3.3

—Bylaws of Yellow Roadway Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to Yellow Roadway’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004, Reg. No. 000-12255).

3.4

—Certificate of Incorporation of Meridian IQ, Inc., formerly known as Yellow Dot Com Subsidiary, Inc., as amended (incorporated herein by reference to Exhibit 3.4 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.5

—Amended and Restated Bylaws of Meridian IQ, Inc., formerly known as Yellow Dot Com Subsidiary, Inc. (incorporated herein by reference to Exhibit 3.5 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.6

—Certificate of Incorporation of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies Inc., as amended (incorporated herein by reference to Exhibit 3.7 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.7

—Certificate of Amendment of Certificate of Incorporation of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies, Inc. (incorporated herein by reference to Exhibit 3.7 to Post-Effective Amendment No. 8 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 16, 2004, Reg. No. 333-109896).

3.8

—Amended and Restated Bylaws of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies Inc., (incorporated herein by reference to Exhibit 3.7 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

Exhibit No.	Description
3.9

—Certificate of Incorporation of Globe.com Lines, Inc., as amended (incorporated herein by reference to Exhibit 3.9 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.10

—Amended and Restated Bylaws of Globe.com Lines, Inc. (incorporated herein by reference to Exhibit 3.9 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.11

—Articles of Incorporation of Yellow Relocation Services, Inc. (incorporated herein by reference to Exhibit 3.11 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.12

—Amended and Restated Bylaws of Yellow Relocation Services, Inc. (incorporated herein by reference to Exhibit 3.11 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.13

—Articles of Incorporation of Mission Supply Company, as amended (incorporated herein by reference to Exhibit 3.15 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.14

—Amended and Restated Bylaws of Mission Supply Company (incorporated herein by reference to Exhibit 3.13 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.15

—Articles of Incorporation of Yellow Transportation, Inc., as amended (incorporated herein by reference to Exhibit 3.14 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.16

—Amended and Restated Bylaws of Yellow Transportation, Inc. (incorporated herein by reference to Exhibit 3.15 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.17

—Certificate of Formation of Yellow GPS, LLC, as amended (incorporated herein by reference to Exhibit 3.21 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.18

—Certificate of Amendment to the Certificate of Formation of Yellow GPS, LLC changing its name to MIQ LLC (incorporated herein by reference to Exhibit 3.17 to Post-Effective Amendment No. 7 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 3, 2004, Reg. No. 333-109896).

3.19

—Amended and Restated Limited Liability Company Agreement of MIQ LLC, formerly known as Yellow GPS, LLC, and before that formerly known as Yellow Global, LLC (incorporated herein by reference to Exhibit 3.22 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.20

—Certificate of Formation of Roadway LLC, as amended (incorporated herein by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.21

—Limited Liability Company Agreement of Roadway LLC, formerly known as Yankee LLC (incorporated herein by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.22

—Amended and Restated Certificate of Incorporation of Roadway Express, Inc. (incorporated herein by reference to Exhibit 3.20 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.23

—Amended and Restated By-Laws of Roadway Express, Inc. (incorporated herein by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

Exhibit No.	Description
3.24

—Certificate of Incorporation of Roadway Next Day Corporation, as amended (incorporated herein by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.25

—By-Laws of Roadway Next Day Corporation, formerly known as Lion Corp., (incorporated herein by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

4.1

—Paying Agency Agreement dated April 26, 1993 between Yellow Corporation and Citibank, N.A. (incorporated herein by reference to Exhibit 4.4 to Yellow Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 6, 2003, Reg. No. 000-1255).

4.2

—Indenture (including form of note) dated August 8, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to Yellow Roadway Corporation’s 5.0% Contingent Convertible Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.5 to Yellow Corporation’s Registration Statement on Form S-4, filed August 19, 2003, Reg. No. 333-108081).

4.3

—Registration Rights Agreement dated August 8, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers (incorporated herein by reference to Exhibit 4.6 to Yellow Corporation’s Registration Statement on Form S-4, filed August 18, 2003, Reg. No. 333-108081).

4.4

—Indenture (including form of note) dated November 25, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to Yellow Roadway Corporation’s 3.375% Contingent Convertible Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.7 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.5

—Registration Rights Agreement dated November 25, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers (incorporated herein by reference to Exhibit 4.8 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.6

—Indenture (including form of note) dated November 30, 2001 among Roadway Corporation (predecessor in interest to Roadway LLC), certain subsidiary guarantors and SunTrust Bank, as trustee, relating to Roadway’s 8 1/4% Senior Notes due December 1, 2008 (incorporated herein by reference to Exhibit 4.9 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.7**	—Form of Indenture (including form of note) among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the New 5.0% Notes.

4.8**	—Form of Indenture (including form of note) among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the New 3.375% Notes.

5.1**	—Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities to be offered hereby.

8.1**	—Opinion of Fulbright & Jaworski L.L.P. regarding tax matters.

12.1

—Statement of Computation of Ratios (incorporated herein by reference to Exhibit 12.1 to Post-Effective Amendment No. 8 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 16, 2004, Reg. No. 333-109896).

21.1

—Subsidiaries of Yellow Roadway Corporation (incorporated herein by reference to Exhibit 21.1 to Yellow Roadway Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, Reg. No. 000-12255).

Exhibit No.		Description

23.1	*	—Consent of KPMG LLP, independent auditors for Yellow Roadway Corporation.

23.2	*	—Consent of Ernst & Young LLP, independent accountants for Roadway Corporation.

23.3	**	—Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).

24.1	*	—Powers of Attorney (included on the signature pages hereof).

25.1	**	—Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

99.1	*	—Form of Letter of Transmittal.

99.2	*	—Form of Notice of Guaranteed Delivery.

99.3	*	—Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	*	—Form of Letter to Clients.

99.5	*	—Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith
**	To be filed by Amendment or as an exhibit to our Current Report on Form 8-K or other SEC filing to be incorporated by reference in this Registration Statement on Form S-4.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

YELLOW ROADWAY CORPORATION

By:	/s/ DONALD G. BARGER, JR.
Donald G. Barger, Jr. Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ WILLIAM D. ZOLLARS William D. Zollars	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)

/s/ DONALD G. BARGER, JR. Donald G. Barger, Jr.	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ BHADRESH SUTARIA Bhadresh Sutaria	Vice President—Controller and Chief Accounting Officer (principal accounting officer)

/s/ CASSANDRA C. CARR Cassandra C. Carr	Director

/s/ HOWARD M. DEAN Howard M. Dean	Director

/s/ DENNIS E. FOSTER Dennis E. Foster	Director

/s/ JOHN C. MCKELVEY John C. McKelvey	Director

Signature	Title

/s/ WILLIAM L. TRUBECK William L. Trubeck	Director

/s/ CARL W. VOGT Carl W. Vogt	Director

/s/ FRANK P. DOYLE Frank P. Doyle	Director

/s/ JOHN F. FIEDLER John F. Fiedler	Director

/s/ PHILLIP J. MEEK Phillip J. Meek	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

YELLOW TRANSPORTATION, INC.

By:	/s/ JAMES L. WELCH
James L. Welch President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES L. WELCH James L. Welch	President, Chief Executive Officer and Director (principal executive officer)

/s/ PHILLIP J. GAINES Phillip J. Gaines	Senior Vice President—Finance and Administration and Director (principal financial officer and principal accounting officer)

/s/ JERRY C. BOWLIN Jerry C. Bowlin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

YELLOW ROADWAY TECHNOLOGIES, INC.

By:	/s/ MICHAEL J. SMID
Michael J. Smid President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ MICHAEL J. SMID Michael J. Smid	President (principal executive officer)

/s/ MARTIN KRAUS Martin Kraus	Vice President—Finance (principal financial officer and principal accounting officer)

/s/ JERRY C. BOWLIN Jerry C. Bowlin	Director

/s/ PHILLIP J. GAINES Phillip J. Gaines	Director

/s/ JAMES L. WELCH James L. Welch	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

MISSION SUPPLY COMPANY

By:	/s/ JAMES L. WELCH
James L. Welch President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES L. WELCH James L. Welch	President and Director (principal executive officer)

/s/ D. BRUCE GRESS D. Bruce Gress	Vice President—Finance (principal financial officer and principal accounting officer)

/s/ JERRY C. BOWLIN Jerry C. Bowlin	Director

/s/ PHILLIP J. GAINES Phillip J. Gaines	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

YELLOW RELOCATION SERVICES, INC.

By:	/s/ DONALD E. EMERY
Donald E. Emery President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ DONALD E. EMERY Donald E. Emery	President (principal executive officer)

/s/ D. BRUCE GRESS D. Bruce Gress	Vice President—Finance (principal financial officer and principal accounting officer)

/s/ JERRY C. BOWLIN Jerry C. Bowlin	Director

/s/ PHILLIP J. GAINES Phillip J. Gaines	Director

/s/ JAMES L. WELCH James L. Welch	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

MERIDIAN IQ, INC.

By:	/s/ JAMES RITCHIE
James Ritchie President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES RITCHIE James Ritchie	President and Chief Executive Officer (principal executive officer)

/s/ ERIC FRIEDLANDER Eric Friedlander	Vice President—Finance and Controller (principal financial officer and principal accounting officer)

/s/ TODD M. HACKER Todd M. Hacker	Director

/s/ BHADRESH A. SUTARIA Bhadresh A. Sutaria	Director

/s/ JAMES MCMULLEN James McMullen	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

MIQ LLC

By:	/s/ JAMES RITCHIE
James Ritchie President, Chief Executive Officer and Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES RITCHIE James Ritchie	President, Chief Executive Officer and Manager (principal executive officer)

/s/ ERIC FRIEDLANDER Eric Friedlander	Vice President—Finance and Controller (principal financial officer and principal accounting officer)

/s/ JAMES MCMULLEN James McMullen	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

GLOBE.COM LINES, INC.

By:	/s/ JAMES RITCHIE
James Ritchie President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES RITCHIE James Ritchie	President and Chief Executive Officer (principal executive officer)

/s/ ERIC FRIEDLANDER Eric Friedlander	Vice President—Finance and Controller (principal financial officer and principal accounting officer)

/s/ TODD M. HACKER Todd M. Hacker	Director

/s/ BHADRESH A. SUTARIA Bhadresh A. Sutaria	Director

/s/ JAMES MCMULLEN James McMullen	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

ROADWAY LLC

By:	/s/ JAMES D. STALEY
James D. Staley President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES D. STALEY James D. Staley	President and Chief Executive Officer (principal executive officer)

/s/ JOHN G. COLEMAN John G. Coleman	Vice President—Finance and Manager (principal financial officer and principal accounting officer)

/s/ JACK E. PEAK Jack E. Peak	Manager

/s/ ROBERT L. STULL Robert L. Stull	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

ROADWAY EXPRESS, INC.

By:	/s/ ROBERT L. STULL
Robert L. Stull President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ ROBERT L. STULL Robert L. Stull	President, Chief Executive Officer and Director (principal executive officer)

/s/ JOHN G. COLEMAN John G. Coleman	Senior Vice President—Finance and Administration and Director (principal financial officer and principal accounting officer)

/s/ JACK E. PEAK Jack E. Peak	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Overland Park, State of Kansas, on the 26th day of October, 2004.

ROADWAY NEXT DAY CORPORATION

By:	/s/ JAMES D. STALEY
James D. Staley President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Todd M. Hacker and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Signature	Title

/s/ JAMES D. STALEY James D. Staley	President (principal executive officer)

/s/ JOHN G. COLEMAN John G. Coleman	Vice President—Finance and Director (principal financial officer and principal accounting officer)

/s/ JACK E. PEAK Jack E. Peak	Director

/s/ ROBERT L. STULL Robert L. Stull	Director

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	—Form of Dealer Manager Agreement.

3.1

—Certificate of Incorporation of Yellow Roadway Corporation, formerly known as Yellow Corporation (incorporated herein by reference to Exhibit 3.1 to Yellow Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 6, 2003, Reg. No. 000-12255).

3.2

—Certificate of Amendment to the Certificate of Incorporation of Yellow Roadway Corporation, formerly known as Yellow Corporation (incorporated herein by reference to Exhibit 4.2 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-111499).

3.3

—Bylaws of Yellow Roadway Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to Yellow Roadway’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004, Reg. No. 000-12255).

3.4

—Certificate of Incorporation of Meridian IQ, Inc., formerly known as Yellow Dot Com Subsidiary, Inc., as amended (incorporated herein by reference to Exhibit 3.4 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.5

—Amended and Restated Bylaws of Meridian IQ, Inc., formerly known as Yellow Dot Com Subsidiary, Inc. (incorporated herein by reference to Exhibit 3.5 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.6

—Certificate of Incorporation of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies Inc., as amended (incorporated herein by reference to Exhibit 3.7 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.7

—Certificate of Amendment of Certificate of Incorporation of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies, Inc. (incorporated herein by reference to Exhibit 3.7 to Post-Effective Amendment No. 8 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 16, 2004, Reg. No. 333-109896).

3.8

—Amended and Restated Bylaws of Yellow Roadway Technologies, Inc., formerly known as Yellow Technologies Inc., (incorporated herein by reference to Exhibit 3.7 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.9

—Certificate of Incorporation of Globe.com Lines, Inc., as amended (incorporated herein by reference to Exhibit 3.9 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.10

—Amended and Restated Bylaws of Globe.com Lines, Inc. (incorporated herein by reference to Exhibit 3.9 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.11

—Articles of Incorporation of Yellow Relocation Services, Inc. (incorporated herein by reference to Exhibit 3.11 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.12

—Amended and Restated Bylaws of Yellow Relocation Services, Inc. (incorporated herein by reference to Exhibit 3.11 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

Exhibit No.	Description

3.13

—Articles of Incorporation of Mission Supply Company, as amended (incorporated herein by reference to Exhibit 3.15 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.14

—Amended and Restated Bylaws of Mission Supply Company (incorporated herein by reference to Exhibit 3.13 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.15

—Articles of Incorporation of Yellow Transportation, Inc., as amended (incorporated herein by reference to Exhibit 3.14 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.16

—Amended and Restated Bylaws of Yellow Transportation, Inc. (incorporated herein by reference to Exhibit 3.15 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.17

—Certificate of Formation of Yellow GPS, LLC, as amended (incorporated herein by reference to Exhibit 3.21 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.18

—Certificate of Amendment to the Certificate of Formation of Yellow GPS, LLC changing its name to MIQ LLC (incorporated herein by reference to Exhibit 3.17 to Post-Effective Amendment No. 7 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 3, 2004, Reg. No. 333-109896).

3.19

—Amended and Restated Limited Liability Company Agreement of MIQ LLC, formerly known as Yellow GPS, LLC, and before that formerly known as Yellow Global, LLC (incorporated herein by reference to Exhibit 3.22 to Yellow Corporation’s Registration Statement on Form S-3, filed October 22, 2003, Reg. No. 333-109896).

3.20

—Certificate of Formation of Roadway LLC, as amended (incorporated herein by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.21

—Limited Liability Company Agreement of Roadway LLC, formerly known as Yankee LLC (incorporated herein by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.22

—Amended and Restated Certificate of Incorporation of Roadway Express, Inc. (incorporated herein by reference to Exhibit 3.20 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.23

—Amended and Restated By-Laws of Roadway Express, Inc. (incorporated herein by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.24

—Certificate of Incorporation of Roadway Next Day Corporation, as amended (incorporated herein by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

3.25

—By-Laws of Roadway Next Day Corporation, formerly known as Lion Corp., (incorporated herein by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed February 23, 2004, Reg. No. 333-113021).

4.1

—Paying Agency Agreement dated April 26, 1993 between Yellow Corporation and Citibank, N.A. (incorporated herein by reference to Exhibit 4.4 to Yellow Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 6, 2003, Reg. No. 000-1255).

Exhibit No.		Description

4.2

—Indenture (including form of note) dated August 8, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to Yellow Roadway Corporation’s 5.0% Contingent Convertible Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.5 to Yellow Corporation’s Registration Statement on Form S-4, filed August 19, 2003, Reg. No. 333-108081).

4.3

—Registration Rights Agreement dated August 8, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers (incorporated herein by reference to Exhibit 4.6 to Yellow Corporation’s Registration Statement on Form S-4, filed August 18, 2003, Reg. No. 333-108081).

4.4

—Indenture (including form of note) dated November 25, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to Yellow Roadway Corporation’s 3.375% Contingent Convertible Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.7 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.5

—Registration Rights Agreement dated November 25, 2003 among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers (incorporated herein by reference to Exhibit 4.8 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.6

—Indenture (including form of note) dated November 30, 2001 among Roadway Corporation (predecessor in interest to Roadway LLC), certain subsidiary guarantors and SunTrust Bank, as trustee, relating to Roadway’s 8 1/4% Senior Notes due December 1, 2008 (incorporated herein by reference to Exhibit 4.9 to Yellow Roadway Corporation’s Registration Statement on Form S-8, filed December 23, 2003, Reg. No. 333-11499).

4.7	**	—Form of Indenture (including form of note) among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the New 5.0% Notes.

4.8	**	—Form of Indenture (including form of note) among Yellow Corporation, certain subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, relating to the New 3.375% Notes.

5.1	**	—Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities to be offered hereby.

8.1	**	—Opinion of Fulbright & Jaworski L.L.P. regarding tax matters.

12.1

—Statement of Computation of Ratios (incorporated herein by reference to Exhibit 12.1 to Post-Effective Amendment No. 8 to Yellow Roadway Corporation’s Registration Statement on Form S-3, filed August 16, 2004, Reg. No. 333-109896).

21.1

—Subsidiaries of Yellow Roadway Corporation (incorporated herein by reference to Exhibit 21.1 to Yellow Roadway Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, Reg. No. 000-12255).

23.1	*	—Consent of KPMG LLP, independent auditors for Yellow Roadway Corporation.

23.2	*	—Consent of Ernst & Young LLP, independent accountants for Roadway Corporation.

23.3	**	—Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).

24.1	*	—Powers of Attorney (included on the signature pages hereof).

25.1	**	—Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

99.1	*	—Form of Letter of Transmittal.

99.2	*	—Form of Notice of Guaranteed Delivery.

Exhibit No.		Description

99.3	*	—Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	*	—Form of Letter to Clients.

99.5	*	—Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith
**	To be filed by Amendment or as an exhibit to our Current Report on Form 8-K or other SEC filing to be incorporated by reference in this Registration Statement on Form S-4.